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                                                          EXHIBIT (10)(i)1

                     SEPARATION AND DISTRIBUTION AGREEMENT

                                  BY AND AMONG

                                  AT&T CORP.,

                            LUCENT TECHNOLOGIES INC.

                                      AND

                                NCR CORPORATION



                                  DATED AS OF

                                FEBRUARY 1, 1996


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                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS



1.1.        Action..............................................      2
1.2.        Affiliate...........................................      2
1.3.        Agent...............................................      2
1.4.        Agreement...........................................      2
1.5.        American Ridge......................................      2
1.6.        Ancillary Agreements................................      2
1.7.        Applicable Deadline.................................      2
1.8.        Arbitration Act.....................................      2
1.9.        Arbitration Demand Date.............................      2
1.10.       Arbitration Demand Notice...........................      2
1.11.       Assets..............................................      2
1.12.       AT&T................................................      4
1.13.       AT&T Common Stock...................................      4
1.14.       AT&T CP Rate........................................      4
1.15.       AT&T General Purchase Agreement.....................      4
1.16.       AT&T Group..........................................      4
1.17.       AT&T Indemnitees....................................      4
1.18.       AT&T Laboratories...................................      4
1.19.       AT&T Services Business..............................      4
1.20.       AT&T Services Group.................................      4
1.21.       AT&T Ventures.......................................      4
1.22.       ATTI................................................      4
1.23.       Brand License Agreement.............................      5
1.24.       Change of Control...................................      5
1.25.       Closing.............................................      5
1.26.       Closing Date........................................      5
1.27.       Code................................................      5
1.28.       Commission..........................................      5
1.29.       Consents............................................      5
1.30.       Contingent Claim Committee, Contingent Gain and
            Contingent Liabilities..............................      5
1.31.       CPR.................................................      5
1.32.       Delayed Transfer Assets.............................      5
1.33.       Delayed Transfer Liabilities........................      5
1.34.       Determination Request...............................      5
1.35.       Distribution........................................      6
1.36.       Distribution Date...................................      6

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1.37.       Effective IPO Date..................................      6
1.38.       Effective Time......................................      6
1.39.       Employee Benefits Agreement.........................      6
1.40.       Environmental Law...................................      6
1.41.       Environmental Liabilities...........................      6
1.42.       Escalation Notice...................................      6
1.43.       Excess Portion......................................      6
1.44.       Exchange Act........................................      6
1.45.       Excluded Assets.....................................      6
1.46.       Excluded Liabilities................................      6


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1.47.       Exclusive AT&T Contingent Gain, Exclusive AT&T Con-
            tingent Liability, Exclusive Lucent Contingent Gain, Exclusive Lucent Contingent Liability, Exclusive NCR Contingent Gain, Exclusive NCR Contingent Liability
            and Exclusive Contingent Liability..................      7
1.48.       Financing Facility..................................      7
1.49.       Governmental Approvals..............................      7
1.50.       Governmental Authority..............................      7
1.51.       Group...............................................      7
1.52.       Identified Bell Labs Services.......................      7
1.53.       Indemnifying Party..................................      7
1.54.       Indemnitee..........................................      7
1.55.       Indemnity Payment...................................      7
1.56.       Information.........................................      8
1.57.       Insurance Policies..................................      8
1.58.       Insurance Proceeds..................................      8
1.59.       Interim Services and Systems Replication
            Agreement...........................................      8
1.60.       IPO.................................................      8
1.61.       IPO Registration Statement..........................      8
1.62.       Liabilities.........................................      8
1.63.       Lucent..............................................      9
1.64.       Lucent Assets.......................................      9
1.65.       Lucent Balance Sheet................................      9
1.66.       Lucent Bell Laboratories............................      9
1.67.       Lucent Business.....................................     10
1.68.       Lucent Common Stock.................................     10
1.69.       Lucent Contracts....................................     10
1.70.       Lucent Group........................................     11
1.71.       Lucent Indemnitees..................................     11
1.72.       Lucent Liabilities..................................     11
1.73.       Lucent OFL's........................................     11
1.74.       NCR.................................................      9
1.75.       NCR Business........................................      9
1.76.       NCR Common Stock....................................      9
1.77.       NCR Covered Liabilities.............................      9
1.78.       NCR Distribution....................................      9
1.79.       NCR Group...........................................      9
1.80.       NCR Indemnitees.....................................      9
1.81.       NCR Volume Purchase Agreement.......................      9
1.82.       NYSE................................................     11

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1.83.       Nassau Metals Liabilities...........................     11
1.84.       Non-Lucent Assets...................................     11
1.85.       Non-U.S. Plan.......................................     11
1.86.       OFL's...............................................     11
1.87.       Other Discontinued Operations.......................     12
1.88.       Patent Assignments..................................     12
1.89.       Patent Defensive Protection Agreements..............     12
1.90.       Patent Joint Ownership Agreement....................     12
1.91.       Patent License Agreement............................     12
1.92.       Person..............................................     12
1.93.       Prime Rate..........................................     12


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1.94.       Prospectus..........................................     12
1.95.       RBOC................................................     12
1.96.       RBOC Agreements.....................................     13
1.97.       RBOC Liability......................................     13
1.98.       RBOC Plan...........................................     13
1.99.       Record Date.........................................     13
1.100.      Related Exclusive Contingent Liabilities............     13
1.101.      Retained Receivables................................     13
1.102.      Ridge Lucent Policies...............................     13
1.103.      Securities Act......................................     13
1.104.      Security Interest...................................     13
1.105.      Separation..........................................     14
1.106.      Shared AT&T Percentage, Shared NCR Percentage,
            Shared Lucent Percentage, Shared Percentage, Shared
            Contingent Gain and Shared Contingent Liability.....     14
1.107.      Submarine Systems...................................     14
1.108.      Subsidiary..........................................     14
1.109.      Tax Sharing Agreement...............................     14
1.110.      Taxes...............................................     14
1.111.      Technology Access and Development Project
            Agreement...........................................     14
1.112.      Technology Assignment and Joint Ownership
            Agreement...........................................     14
1.113.      Technology License Agreement........................     14
1.114.      Telecommunications Service..........................     14
1.115.      Third Party Claim...................................     14
1.116.      Trade Dress Assignment..............................     14
1.117.      Trademark and Service Mark Assignment...............     15
1.118.      Underwriters                                            15
1.119.      Underwriting Agreement..............................     15
1.120.      Value...............................................     15
1.121.      VTNS Agreement......................................     15
1.122.      Working Capital Facility............................     15
ARTICLE II THE SEPARATION
2.1.        Transfer of Assets and Assumption of Liabilities....     15
2.2.        Lucent Assets.......................................     16
2.3.        Lucent Liabilities..................................     17
2.4.        Termination of Agreements...........................     18
2.5.        Documents Relating to Transfer of Real Property
            Interests and Tangible Property Located Thereon.....     19
2.6.        Documents Relating to Other Transfers of Assets and

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            Assumption of Liabilities...........................     21
2.7.        Other Ancillary Agreements..........................     21
2.8.        The Non-U.S. Plan...................................     22
2.9.        AT&T Ventures; Lucent Foundation....................     22
2.10.       Disclaimer of Representations and Warranties........     22


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2.11.       Financing Arrangements..............................     23
2.12.       Governmental Approvals and Consents.................     23
2.13.       Novation of Assumed Lucent Liabilities..............     24
2.14.       Novation of Assumed Liabilities other than Lucent
            Liabilities.........................................     25
2.15.       Third Party Patent License Agreements...............     25
2.16.       Certain Termination Rights..........................     27
ARTICLE III THE IPO AND ACTIONS PENDING THE IPO
3.1.        Transactions Prior to the IPO.......................     29
3.2.        Proceeds of the IPO.................................     29
3.3.        Conditions Precedent to Consummation of the IPO.....     29
ARTICLE IV THE DISTRIBUTION
4.1.        The Distribution....................................     30
4.2.        Actions Prior to the Distribution...................     31
4.3.        Conditions to Distribution..........................     31
4.4.        Fractional Shares...................................     32
4.5.        The Lucent Board of Directors.......................     32
ARTICLE V MUTUAL RELEASES; INDEMNIFICATION
5.1.        Release of Pre-Closing Claims.......................     33
5.2.        Indemnification by Lucent...........................     35
5.3.        Indemnification by AT&T and by NCR..................     35
5.4.        Indemnification Obligations Net of Insurance
            Proceeds and Other Amounts..........................     36
5.5.        Procedures for Indemnification of Third Party
            Claims..............................................     37
5.6.        Additional Matters..................................     38
5.7.        Remedies Cumulative.................................     39
5.8.        Survival of Indemnities.............................     39
5.9.        RBOC Agreement Procedures...........................     39
5.10.       Alleged Infringement or Misappropriation............     40
ARTICLE VI CONTINGENT GAINS AND CONTINGENT LIABILITIES
6.1.        Definitions Relating to Contingent Gains and
            Contingent Liabilities..............................     42
6.2.        Contingent Gains....................................     45
6.3.        Exclusive Contingent Liabilities....................     46
6.4.        Shared Contingent Liabilities.......................     48
6.5.        Payments............................................     48
6.6.        Procedures to Determine Status of Contingent
            Liability or Contingent Gain........................     48
6.7.        Certain Case Allocation Matters.....................     49

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                                      -iv-

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ARTICLE VII INTERIM OPERATIONS AND CERTAIN OTHER MATTERS
7.1.        Insurance Matters...................................     50
7.2.        Collection of Accounts Receivable...................     51
7.3.        Operating Financial Liabilities.....................     55
7.4.        Certain Business Matters............................     55
7.5.        Late Payments.......................................     56
7.6.        Transitional Bell Labs Services.....................     56
ARTICLE VIII EXCHANGE OF INFORMATION; CONFIDENTIALITY
8.1.        Agreement for Exchange of Information; Archives.....     56
8.2.        Ownership of Information............................     57
8.3.        Compensation for Providing Information..............     57
8.4.        Record Retention....................................     57
8.5.        Limitation of Liability.............................     57
8.6.        Other Agreements Providing for Exchange of
            Information.........................................     57
8.7.        Production of Witnesses; Records; Cooperation.......     57
8.8.        Confidentiality.....................................     58
8.9.        Protective Arrangements.............................     59
ARTICLE IX ARBITRATION; DISPUTE RESOLUTION
9.1.        Agreement to Arbitrate..............................     59
9.2.        Escalation..........................................     60
9.3.        Demand for Arbitration..............................     60
9.4.        Arbitrators.........................................     61
9.5.        Hearings............................................     61
9.6.        Discovery and Certain Other Matters.................     62
9.7.        Certain Additional Matters..........................     63
9.8.        Limited Court Actions...............................     63
9.9.        Continuity of Service and Performance...............     64
9.10.       Law Governing Arbitration Procedures................     64
ARTICLE X FURTHER ASSURANCES AND ADDITIONAL COVENANTS
10.1.       Further Assurances..................................     64
10.2.       Qualification as Tax-Free Distribution..............     66
ARTICLE XI TERMINATION
11.1.       Termination by Mutual Consent.......................     66
11.2.       Other Termination...................................     66
11.3.       Effect of Termination...............................     66
ARTICLE XII MISCELLANEOUS
12.1.       Counterparts; Entire Agreement; Corporate Power.....     66


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12.2.       Governing Law.......................................     68
12.3.       Assignability.......................................     68
12.4.       Third Party Beneficiaries...........................     68
12.5.       Notices.............................................     68
12.6.       Severability........................................     69
12.7.       Force Majeure.......................................     69
12.8.       Publicity...........................................     69
12.9.       Expenses............................................     69
12.10.      Headings............................................     69
12.11.      Survival of Covenants...............................     69
12.12.      Waivers of Default..................................     69
12.13.      Specific Performance................................     70
12.14.      Amendments..........................................     70
12.15.      Interpretation......................................     70
Signatures......................................................     71


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                     SEPARATION AND DISTRIBUTION AGREEMENT

     THIS SEPARATION AND DISTRIBUTION AGREEMENT, dated as of February 1, 1996, is by and among AT&T, Lucent and NCR. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I hereof.

     WHEREAS, the Board of Directors of AT&T has determined that it is in the best interests of AT&T and its shareholders to separate AT&T's existing businesses into three independent businesses;

     WHEREAS, in furtherance of the foregoing, it is appropriate and desirable to transfer the Lucent Assets to Lucent and its Subsidiaries and to cause Lucent and its Subsidiaries to assume the Lucent Liabilities, all as more fully described in this Agreement and the Ancillary Agreements;

     WHEREAS, the Board of Directors of AT&T has further determined that it is appropriate and desirable, on the terms and conditions contemplated hereby, to cause Lucent to offer and sell for its own account in the IPO a limited number of shares of Lucent Common Stock, and subsequently for AT&T to distribute to holders of shares of AT&T Common Stock the outstanding shares of Lucent Common Stock owned directly or indirectly by AT&T;

     WHEREAS, the Distribution is intended to qualify as a tax-free spin-off under Section 355 of the Code;

     WHEREAS, it is also expected that, following certain additional transfers of Assets and assignments and assumptions of Liabilities, AT&T will distribute to its shareholders all of the capital stock of NCR held directly or indirectly by AT&T and that, in connection therewith, AT&T and NCR will enter into such additional agreements as may be necessary to address matters not addressed by this Agreement or the Ancillary Agreements; and

     WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect the Separation, the IPO and the Distribution and certain other agreements that will govern certain matters relating to the Separation, the IPO and the Distribution and the relationship of AT&T, Lucent, NCR and their respective Subsidiaries following the IPO and the Distribution.

     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:


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                                   ARTICLE I
                                  DEFINITIONS

     For the purpose of this Agreement the following terms shall have the following meanings:


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

     1.1. ACTION means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

     1.2. AFFILIATE of any Person means a Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

     1.3. AGENT means the distribution agent to be appointed by AT&T to distribute to the shareholders of AT&T the shares of Lucent Common Stock held by AT&T pursuant to the Distribution.

     1.4. AGREEMENT means this Separation and Distribution Agreement, including all of the Schedules hereto.

     1.5. AMERICAN RIDGE means American Ridge Insurance Company, a Vermont corporation.

     1.6. ANCILLARY AGREEMENTS means the deeds, lease assignments and assumptions, leases, subleases and sub-subleases, and the supplemental and other agreements and instruments related thereto, substantially in the forms attached as Schedule 2.5, the AT&T General Purchase Agreement and the supplemental and other agreements related thereto, the Brand License Agreement, the Employee Benefits Agreement, the Interim Services and Systems Replication Agreement, the NCR Volume Purchase Agreement, the Patent Assignments, the Patent Defensive Protection Agreements, the Patent Joint Ownership Agreement, the Patent License Agreement, the Tax Sharing Agreement, the Technology Access and Development Project Agreement, the Technology Assignment and Joint Ownership Agreements, the Technology License Agreement, the Trade Dress Assignment, the Trademark and Service Mark Assignment, the VTNS Agreement, and the agreements and other documents comprising the Non-U.S. Plan.

     1.7. APPLICABLE DEADLINE has the meaning set forth in Section 9.3(b).

     1.8. ARBITRATION ACT means the United States Arbitration Act, 9 U.S.C. 1-14, as the same may be amended from time to time.

     1.9. ARBITRATION DEMAND DATE has the meaning set forth in Section 9.3(a).

     1.10. ARBITRATION DEMAND NOTICE has the meaning set forth in Section

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9.3(a).

     1.11. ASSETS means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

     (a) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;


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     (b)  all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, aircraft, rolling stock, vessels, motor vehicles and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

     (c) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

     (d) all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

     (e) all interests in any capital stock or other equity interests of any Subsidiary or any other Person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and all other investments in securities of any Person;

     (f) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

     (g)  all deposits, letters of credit and performance and surety bonds;

     (h) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

     (i) all domestic and foreign patents, copyrights, trade names, trademarks, service marks and registrations and applications for any of the foregoing, mask works, trade secrets, inventions, other proprietary information and licenses from third Persons granting the right to use any of the foregoing;

     (j) all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions;

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     (k)  all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vender data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

     (l) all prepaid expenses, trade accounts and other accounts and notes receivables;

     (m) all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;


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     (n)  all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

     (o) all licenses (including radio and similar licenses), permits, approvals and authorizations which have been issued by any Governmental Authority;

     (p) cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and

     (q) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

     1.12. AT&T means AT&T Corp., a New York corporation.

     1.13. AT&T COMMON STOCK means the Common Stock, $1.00 par value per share, of AT&T.

     1.14. AT&T CP RATE during any month of determination shall be equal to the weighted average rate on all AT&T commercial paper (across all maturities) for such month.

     1.15. AT&T GENERAL PURCHASE AGREEMENT means the General Purchase Agreement, dated as of the date hereof, by and between AT&T and Lucent.

     1.16. AT&T GROUP means AT&T and each Person (other than any member of the Lucent Group) that is an Affiliate of AT&T immediately after the Closing Date (including any member of the NCR Group).

     1.17. AT&T INDEMNITEES has the meaning set forth in section 5.2.

     1.18. AT&T LABORATORIES means the Assets of AT&T's Bell Laboratories division described or listed on Schedule 1.18 and any other Assets of AT&T's Bell Laboratories division that primarily relate to the AT&T Services Business or the NCR Business.

     1.19. AT&T SERVICES BUSINESS means: (a) the business and operations of the telecommunications services divisions and Subsidiaries and the financial services and leasing divisions and Subsidiaries of AT&T consisting principally of the Communications Services Group, AT&T Wireless Services, Inc. and its Subsidiaries, Universal Card Services, Inc. and its Subsidiaries, AT&T Capital Corporation and its Subsidiaries, AT&T Solutions, AT&T Laboratories, Submarine

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Systems and, subject to Section 2.9(a), AT&T Ventures; (b) except as otherwise expressly provided herein, any terminated, divested or discontinued businesses or operations that at the time of termination, divestiture or discontinuation primarily related to the AT&T Services Business as then conducted; and (c) the terminated, divested or discontinued businesses and operations listed or described on Schedule 1.19.

     1.20. AT&T Services Group means each member of the AT&T Group other than any member of the NCR Group.

     1.21. AT&T Ventures means AT&T Ventures, a limited partnership.

     1.22. ATTI means AT&T International Inc., a Delaware corporation.


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

     1.23. BRAND LICENSE AGREEMENT means the Brand License Agreement, dated as of the date hereof, by and between AT&T and Lucent.

     1.24. CHANGE OF CONTROL of any Person means any of the following: (a) the consummation of a merger, consolidation, or similar business combination involving such Person, or a sale or other disposition of all or substantially all of the assets of such Person; (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 40% or more of either (i) the then outstanding shares of common stock of such Person, or (ii) the combined voting power of the then outstanding voting securities of such Person entitled to vote generally in the election of directors; or (c) individuals who, as of the Distribution Date, constitute the Board of Directors of such Person (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to the Distribution Date (other than any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board) whose election or nomination for election by the stockholders of such Person was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

     1.25. CLOSING means the receipt by Lucent of the net proceeds of the IPO in accordance with the terms of the Underwriting Agreement.

     1.26. CLOSING DATE means the first time at which any shares of Lucent Common Stock are sold to the Underwriters pursuant to the IPO in accordance with the terms of the Underwriting Agreement.

     1.27. CODE means the Internal Revenue Code of 1986, as amended.

     1.28. COMMISSION means the Securities and Exchange Commission.

     1.29. CONSENTS means any consents, waivers or approvals from, or notification requirements to, any third parties.

     1.30. CONTINGENT CLAIM COMMITTEE, CONTINGENT GAIN AND CONTINGENT

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LIABILITIES have the respective meanings set forth in Section 6.1.

     1.31. CPR means the Center for Public Resources.

     1.32. DELAYED TRANSFER ASSETS means any Lucent Assets that are expressly provided in this Agreement or any Ancillary Agreement to be transferred after the date of this Agreement.

     1.33. DELAYED TRANSFER LIABILITIES means any Lucent Liabilities that are expressly provided in this Agreement or any Ancillary Agreement to be assumed after the date of this Agreement.

     1.34. DETERMINATION REQUEST means a written request made to the Contingent Claim Committee, pursuant to Section 5.5(b), for a determination as to whether a Third Party Claim specified in such request constitutes a Shared Contingent Liability.


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

     1.35. DISTRIBUTION means the distribution by AT&T on a pro rata basis to holders of AT&T Common Stock of all of the outstanding shares of Lucent Common Stock owned by AT&T on the Distribution Date as set forth in Article IV.

     1.36. DISTRIBUTION DATE means the date determined pursuant to Section 4.1 on which the Distribution occurs.

     1.37. EFFECTIVE IPO DATE means the date on which the IPO Registration Statement is declared effective by the Commission.

     1.38. EFFECTIVE TIME means 5:00 p.m., Eastern Standard Time or Eastern Daylight Time (whichever shall be then in effect), on the Distribution Date.

     1.39. EMPLOYEE BENEFITS AGREEMENT means the Employee Benefits Agreement, dated as of the date hereof, by and between AT&T and Lucent.

     1.40. ENVIRONMENTAL LAW means any federal, state, local, foreign or international statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law (including tort and environmental nuisance law), legal doctrine, order, judgment, decree, injunction, requirement or agreement with any Governmental Authority, now or hereafter in effect relating to health, safety, pollution or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or to emissions, discharges, releases or threatened releases of any substance currently or at any time hereafter listed, defined, designated or classified as hazardous, toxic, waste, radioactive or dangerous, or otherwise regulated, under any of the foregoing, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such substances, including the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act and the Resource Conservation and Recovery Act and comparable provisions in state, local, foreign or international law.

     1.41. ENVIRONMENTAL LIABILITIES means all Liabilities relating to, arising out of or resulting from any Environmental Law or contract or agreement relating to environmental, health or safety matters (including all removal, remediation or cleanup costs, investigatory costs, governmental response costs, natural resources damages, property damages, personal injury damages, costs of compliance with any settlement, judgment or other determination of Liability and indemnity, contribution or similar obligations) and all costs and expenses (including allocated costs of in-house counsel and other personnel), interest, fines, penalties or other monetary sanctions in connection therewith.

     1.42. ESCALATION NOTICE has the meaning set forth in Section 9.2.

     1.43. EXCESS PORTION has the meaning specified in Section 6.1.

     1.44. EXCHANGE ACT means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     1.45. EXCLUDED ASSETS has the meaning set forth in Section 2.2(b).

     1.46. EXCLUDED LIABILITIES has the meaning set forth in Section 2.3(b).

     1.47. EXCLUSIVE AT&T CONTINGENT GAIN, EXCLUSIVE AT&T CONTINGENT
LIABILITY,
EXCLUSIVE LUCENT CONTINGENT GAIN, EXCLUSIVE LUCENT CONTINGENT
LIABILITY,
EXCLUSIVE NCR CONTINGENT GAIN, EXCLUSIVE NCR CONTINGENT LIABILITY
AND EXCLUSIVE
CONTINGENT LIABILITY have the respective meanings set forth in Section 6.1.

     1.48. FINANCING FACILITY means the commercial paper facility and related credit agreement to be entered into prior to the Closing Date by and among AT&T, Lucent, and an agent or co-agents selected by AT&T and Lucent, pursuant to which, prior to the Closing Date, AT&T will issue commercial paper or otherwise borrow an amount determined by AT&T and, as of the Closing Date, Lucent will become the sole obligor and AT&T will have no further liability or obligation thereunder.

     1.49. GOVERNMENTAL APPROVALS means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

     1.50. GOVERNMENTAL AUTHORITY shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

     1.51. GROUP means any of the AT&T Services Group, the Lucent Group or the NCR Group, as the context requires.

     1.52. IDENTIFIED BELL LABS SERVICES means:

     (a) environmental, health and safety services provided by Lucent Bell Laboratories, including (i) compatibility, product compliance, telephone network interconnect, product design and mandatory standards consultation services, (ii) wireless safety, radiation protection and product safety services, (iii) groundwater remediation services, (iv) environmental and energy management, and (v) industrial hygiene, safety and toxicology;

     (b) technical support services provided by Lucent Bell Laboratories, including (i) technical cataloging and processing services and (ii) product design shop services;

     (c) additional research and similar services provided by Lucent Bell Laboratories;

     (d) information systems reengineering center services, including systems design and programming support for human resource, billing, procurement and facilities systems; and

     (e) services provided by Lucent Bell Laboratories relating to projects initiated prior to the date hereof but not completed prior to the Closing Date.

     1.53. INDEMNIFYING PARTY has the meaning set forth in Section 5.4(a).

     1.54. INDEMNITEE has the meaning set forth in Section 5.4(a).

     1.55. INDEMNITY PAYMENT has the meaning set forth in Section 5.4(a).

     1.56. INFORMATION means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

     1.57. INSURANCE POLICIES means the insurance policies written by insurance carriers unaffiliated with AT&T pursuant to which Lucent or one or more of its Subsidiaries (or their respective officers or directors) will be insured parties after the Closing Date.

     1.58. INSURANCE PROCEEDS means those monies:

     (a)  received by an insured from an insurance carrier;

     (b)  paid by an insurance carrier on behalf of the insured; or

     (c) received (including by way of set off) from American Ridge or any of its Subsidiaries or from any third party in the nature of insurance, contribution or indemnification in respect of any Liability (other than pursuant to or in connection with any RBOC Agreement);

     in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses (including allocated costs of in-house counsel and other personnel) incurred in the collection thereof.

     1.59. INTERIM SERVICES AND SYSTEMS REPLICATION AGREEMENT means the
Interim
Services and Systems Replication Agreement, dated as of the date hereof, by and among AT&T, Lucent and NCR.

     1.60. IPO means the initial public offering by Lucent of shares of Lucent Common Stock pursuant to the IPO Registration Statement.

     1.61. IPO REGISTRATION STATEMENT means the registration statement on Form S-1 to be filed under the Securities Act, pursuant to which the Lucent Common

Stock to be issued in the IPO will be registered, together with all amendments thereto.

     1.62. LIABILITIES means any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses (including allocated costs of in-house counsel and other personnel), whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

     1.63. LUCENT means Lucent Technologies Inc., a Delaware corporation.

     1.64. LUCENT ASSETS has the meaning set forth in Section 2.2(a).

     1.65. LUCENT BALANCE SHEET means the audited consolidated balance sheet of Lucent, including the notes thereto, as of December 31, 1995.

     1.66. LUCENT BELL LABORATORIES means the Assets of AT&T's Bell Laboratories division as of the date hereof other than the Assets of AT&T Laboratories.

     1.67. LUCENT BUSINESS means: (a) the business and operations of the telecommunications equipment divisions and Subsidiaries of AT&T consisting principally of the Network Systems Group, the Global Business Communications Systems Group, the Consumer Products Group, the Microelectronics Group, AT&T Paradyne and Lucent Bell Laboratories; and (b) except as otherwise expressly provided herein, any terminated, divested or discontinued businesses or operations that at the time of termination, divestiture or discontinuation primarily related to the Lucent Business as then conducted.

     1.68. LUCENT COMMON STOCK means the Common Stock, $.01 par value per share, of Lucent.

     1.69. LUCENT CONTRACTS means the following contracts and agreements to which AT&T or any of its Affiliates is a party or by which it or any of its Affiliates or any of their respective Assets is bound, whether or not in writing, except for any such contract or agreement that is contemplated to be retained by AT&T or any member of the AT&T Group pursuant to any provision of this Agreement or any Ancillary Agreement:

     (a)  any supply or vendor contracts or agreements listed or described on

          Schedule 1.69(a);

     (b) any contract or agreement entered into in the name of, or expressly on behalf of, any division, business unit or member of the Lucent Group (other than ATTI or any Person controlled by ATTI);

     (c)  any contract or agreement that relates primarily to the Lucent
          Business;

     (d) federal, state and local government and other contracts and agreements that are listed or described on Schedule 1.69(d) and any other government contracts or agreements entered into after the date hereof and prior to the Closing Date that relate primarily to the Lucent Business;

     (e) any contract or agreement to which ATTI or any Person controlled by ATTI is a party (or by which any of the Assets of ATTI or any such Person is bound), other than (i) any such contract or agreement to which AT&T World Services, Inc. is a party that primarily relates to AT&T's EasyLink Services business, AT&T's International Correspondence Assistance Program, or to AT&T's Federal Systems, including the contracts and agreements listed or described on Schedule 1.69(e)(i),
          (ii) any joint venture or other contract or agreement listed or described on Schedule 1.69(e)(ii), and (iii) any such contract or agreement that relates primarily to the AT&T Services Business or the NCR Business;

     (f) any contract or agreement representing capital or operating equipment lease obligations reflected on the Lucent Balance Sheet, including obligations as lessee under those contracts or agreements listed on
          Schedule 1.69(f) (as such Schedule may be supplemented by mutual agreement of the parties after the date hereof and prior to the Closing Date to assign capital and operating equipment lease obligations executed and delivered after the date of the Lucent Balance Sheet);

     (g) any contract or agreement that is otherwise expressly contemplated pursuant to this Agreement or any of the Ancillary Agreements to be assigned to Lucent or any member of the Lucent Group;

     (h) (i) any guarantee, indemnity, representation, warranty or other Liability of any member of the Lucent Group or the AT&T Group in respect of any other Lucent Contract, any Lucent Liability or the Lucent Business (including guarantees of financing incurred by customers or other third parties in connection with purchases of products or services from the Lucent Business), and (ii) the contracts, agreements and other documents listed or described on
          Schedule 1.69(h));

     (i) the arrangements between AT&T and NEC Corp. with respect to the joint venture known as AT&T Japan Semiconductor Marketing, Ltd.; and

     (j)  any Lucent OFL.

     No RBOC Agreement shall be deemed to be an Lucent Contract, except to the extent expressly set forth herein.

     1.70. LUCENT GROUP means Lucent, each Subsidiary of Lucent and each other

Person that is either controlled directly or indirectly by Lucent immediately after the Closing Date or that is contemplated to be controlled by Lucent pursuant to the Non-U.S. Plan (other than any Person that is contemplated not to be controlled by Lucent pursuant to the Non-U.S. Plan).

     1.71. LUCENT INDEMNITEES has the meaning set forth in Section 5.3(a).

     1.72. LUCENT LIABILITIES has the meaning set forth in Section 2.3(a).

     1.73. LUCENT OFL'S has the meaning set forth in Section 7.3(a).

     1.74. NCR means NCR Corporation (formerly named AT&T Global Information Solutions Company), a Maryland corporation.

     1.75. NCR BUSINESS means: (a) the computer products, computer systems, data processing and information solutions business and operations as conducted by NCR and its Subsidiaries; (b) except as otherwise expressly provided herein, any terminated, divested or discontinued businesses or operations (i) that at the time of termination, divestiture or discontinuation primarily related to the NCR Business as then conducted, or (ii) that were conducted by NCR, or any Person that at any time was an Affiliate of NCR, prior to the acquisition of NCR by AT&T; and (c) the terminated, divested or discontinued businesses and operations listed or described on Schedule 1.75.

     1.76. NCR COMMON STOCK means the Common Stock, par value $5.00 per share, of NCR.

     1.77. NCR COVERED LIABILITIES has the meaning set forth in Section 5.3(b).

     1.78. NCR DISTRIBUTION means the distribution by AT&T on a pro rata basis to holders of AT&T Common Stock of all of the outstanding shares of NCR owned directly or indirectly by AT&T.

     1.79. NCR GROUP means NCR, each Subsidiary of NCR and each other Person that is either controlled directly or indirectly by NCR immediately after the Closing or that is contemplated to be controlled by NCR pursuant to the Non-U.S. Plan.

     1.80. NCR INDEMNITEES has the meaning set forth in Section 5.2.

     1.81. NCR VOLUME PURCHASE AGREEMENT means the Volume Purchase Agreement, dated as of the date hereof, by and between NCR and Lucent.

     1.82. NYSE means The New York Stock Exchange, Inc.

     1.83. NASSAU METALS LIABILITIES means all Environmental Liabilities primarily relating to, arising out of or resulting from the operations of AT&T Nassau Metals Corporation, as conducted at any time prior to, on or after the Closing Date.

     1.84. NON-LUCENT ASSETS means any Assets of AT&T or any of its Affiliates (including any member of the NCR Group) other than Lucent Assets.

     1.85. NON-U.S. PLAN means the Non-U.S. Plan, comprised of the series of transactions, agreements and other arrangements, pursuant to which the non-U.S. Assets and Liabilities of AT&T and its Affiliates have been or will be assigned among the parties hereto, which are set forth or described in Schedule 1.85 (as such Schedule may be supplemented by mutual consent of the parties prior to the Closing Date).

     1.86. OFL'S mean all liabilities, obligations, contingencies and instruments and other Liabilities of any member of the AT&T Group of a financial nature with third parties existing on the date hereof or entered into or established between the date hereof and the Closing Date, including any of the following:

     (a)  foreign exchange contracts;

     (b)  letters of credit;

     (c)  guarantees of third party loans to customers;

     (d) surety bonds (excluding surety for workers' compensation self-insurance);

     (E)  interest support agreements on third party loans to customers;

     (f)  performance bonds or guarantees issued by third parties;

     (g)  swaps or other derivatives contracts; and

     (h)  recourse arrangements on the sale of receivables or notes.

     1.87. OTHER DISCONTINUED OPERATIONS means (a) the business and operations as conducted by any RBOC prior to its divestiture from AT&T, (b) Cincinnati Bell Concession Service and (c) any other terminated, divested or discontinued businesses and operations of AT&T, Lucent or NCR or of any former or current Affiliate of AT&T, Lucent or NCR (whether such business or operations were terminated, divested or discontinued prior to, at the time or after such Person was, became or ceased to be an Affiliate of AT&T, Lucent or NCR) that are either
(i) not listed or described in, or on the Schedules to, the definitions of AT&T Services Business, Lucent Business or NCR Business or on Schedule 2.3(a)(v) or
(ii) listed or described on Schedule 1.87.

     1.88. PATENT ASSIGNMENTS means the six Patent Assignments, substantially in the forms attached hereto as Schedule 1.88, to be executed and delivered by AT&T to Lucent, NCR to AT&T, AT&T to NCR, Lucent to NCR, and Lucent to AT&T, on or prior to the Closing Date.

     1.89. PATENT DEFENSIVE PROTECTION AGREEMENTS means the two Defensive Protection Agreements, substantially in the forms attached hereto as Schedule 1.89, to be executed and delivered between AT&T and Lucent, and between Lucent and NCR, respectively, on or prior to the Closing Date.

     1.90. PATENT JOINT OWNERSHIP AGREEMENT means the Patent Joint Ownership Agreement, substantially in the form attached hereto as Schedule 1.90, to be executed and delivered between AT&T and Lucent on or prior to the Closing Date.

     1.91. PATENT LICENSE AGREEMENT means the Patent License Agreement, substantially in the form attached hereto as Schedule 1.91, to be executed and delivered by AT&T, Lucent and NCR on or prior to the Closing Date.

     1.92. PERSON means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

     1.93. PRIME RATE means the rate which Chemical Bank (or any successor thereto or other major money center commercial bank agreed to by the parties hereto) announces from time to time as its prime lending rate, as in effect from time to time.

     1.94. PROSPECTUS means each preliminary, final or supplemental prospectus forming a part of the IPO Registration Statement.

     1.95. RBOC means each of Ameritech Corporation, Bell Atlantic Corporation, BellSouth Corporation, NYNEX Corporation, Pacific Telesis Group, SBC

Communications Inc., and U S West, Inc., and each of their respective Affiliates, and the respective successors and assigns of any of the foregoing.

     1.96. RBOC AGREEMENTS means the Agreement Concerning Contingent Liabilities, Tax Matters and Termination of Certain Agreements among AT&T, and the Bell System Operating Companies Regional Holding Companies and affiliates, and the Agreement Regarding Sharing of Environmental Liabilities.

     1.97. RBOC LIABILITY means any Liability of any member of any Group relating to, arising out of or resulting from any RBOC Agreement.

     1.98. RBOC PLAN means the Plan of Reorganization filed on December 16, 1982, in the United States District Court for the District of Columbia in United States v. Western Electric Co., Inc., Civil Action No. 82-0192, as modified by the Court's orders and as thereafter amended, modified or supplemented.

     1.99. RECORD DATE means the close of business on the date to be determined by the AT&T Board of Directors as the record date for determining shareholders of AT&T entitled to receive shares of Lucent Common Stock in the Distribution.

     1.100. RELATED EXCLUSIVE CONTINGENT LIABILITIES has the meaning set forth in Section 6.1.

     1.101. RETAINED RECEIVABLES means any and all accounts receivable and other rights to payment for goods or services sold, leased or otherwise provided in the conduct of the Lucent Business that as of the date hereof are payable by a third Person to AT&T, whether past due, due or to become due on or prior to June 30, 1996, including any interest, sales or use taxes, finance charges, late or returned check charges and other obligations of the account debtor with respect thereto, and any proceeds of any of the foregoing, that are (a) reflected in the CBS System for accounts receivable arising in the Global Business Communications Systems Group, (b) reflected in the CARMS system for accounts receivable arising in the Network Systems Group or the Microelectronics Group, or (c) accounts receivables arising in the Consumer Products Group if the account debtor is one of the 20 largest third-party domestic customers of the Consumer Products Group as of the date hereof; provided, however, that any accounts receivable arising in the Network Systems Group or the Microelectronics Group shall not be Retained Receivables if such accounts receivable were more than 90 days past due as of the date hereof.

     1.102. RIDGE LUCENT POLICIES means any insurance policies written by American Ridge or any other captive insurance company of AT&T covering the Lucent Business or any member of the Lucent Group.

     1.103. SECURITIES ACT means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     1.104. SECURITY INTEREST means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

     1.105. SEPARATION means the transfer of the Lucent Assets to Lucent and its Subsidiaries and the assumption by Lucent and its Subsidiaries of the Lucent Liabilities, all as more fully described in this Agreement and the Ancillary Agreements.

     1.106. SHARED AT&T PERCENTAGE, SHARED NCR PERCENTAGE, SHARED
LUCENT
PERCENTAGE, SHARED PERCENTAGE, SHARED CONTINGENT GAIN AND SHARED
CONTINGENT
LIABILITY have the respective meanings set forth in Section 6.1.

     1.107. SUBMARINE SYSTEMS means the Assets, businesses and operations of AT&T's Submarine Systems, Inc., and the additional Assets listed or described in
Section 2.2(b)(vi).

     1.108. SUBSIDIARY OF ANY PERSON means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however that no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

     1.109. TAX SHARING AGREEMENT means the Tax Sharing Agreement, dated as of the date hereof, by and among AT&T, Lucent and NCR.

     1.110. TAXES has the meaning set forth in the Tax Sharing Agreement.

     1.111. TECHNOLOGY ACCESS AND DEVELOPMENT PROJECT AGREEMENT means the
Technology Access and Development Project Agreement, dated as of the date hereof, by and between NCR and Lucent.

     1.112. TECHNOLOGY ASSIGNMENT AND JOINT OWNERSHIP AGREEMENTS means the two
Technology Assignment and Joint Ownership Agreements, substantially in the form attached hereto as Schedule 1.112, by and between AT&T and Lucent, and by and among AT&T, Lucent and NCR, respectively, to be executed and delivered on or prior to the Closing Date.

     1.113. TECHNOLOGY LICENSE AGREEMENT means the Technology License Agreement, substantially in the form attached hereto as Schedule 1.113, by and among AT&T, Lucent and NCR to be executed and delivered on or prior to the Closing Date.

     1.114. TELECOMMUNICATIONS SERVICE means any service providing the transmission of voice, data, image or other messages, by radio or by aid of wire, cable or other like connection now known or later developed between the points of origin and reception of such transmission or by means of any combination of the foregoing, including telecommunications services commonly characterized as local, toll (whether intraLATA or interLATA), long distance and cellular (whether mobile or fixed).

     1.115. THIRD PARTY CLAIM has the meaning set forth in Section 5.5(a).

     1.116. TRADE DRESS ASSIGNMENT means the Trade Dress Assignment, dated as of the date hereof, by AT&T to Lucent.

     1.117. TRADEMARK AND SERVICE MARK ASSIGNMENT means the Trademark and Service Mark Assignment, dated as of the date hereof, by AT&T to Lucent.

     1.118. UNDERWRITERS means the managing underwriters for the IPO.

     1.119. UNDERWRITING AGREEMENT means the underwriting agreement to be entered into among Lucent and the Underwriters with respect to the IPO.

     1.120. VALUE has the meaning set forth in Section 6.1.

     1.121. VTNS AGREEMENT means the Virtual Telecommunications Network Service Agreement, between AT&T and Lucent, dated as of the date hereof.

     1.122. WORKING CAPITAL FACILITY means the Working Capital Agreement to be entered into by Lucent, as borrower, and Chemical Bank, as Agent, and the Lending Banks named therein, to fund the working capital requirements of Lucent following the date hereof.

                                   ARTICLE II
                                 THE SEPARATION

     2.1. TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES. (a) Each of AT&T and
NCR hereby assigns, transfers, conveys and delivers to Lucent, and agrees to cause its applicable Subsidiaries to assign, transfer, convey and deliver to Lucent, and Lucent hereby accepts from each of AT&T and NCR and their respective Subsidiaries, all of AT&T's and NCR's and their applicable Subsidiaries' respective right, title and interest in all Lucent Assets, other than the Delayed Transfer Assets.

     (b) Lucent hereby assumes and agrees faithfully to perform and fulfill all the Lucent Liabilities, other than the Delayed Transfer Liabilities, in accordance with their respective terms. Lucent shall be responsible for all Lucent Liabilities, regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the date hereof, regardless of where or against whom such Liabilities are asserted or determined (including any Lucent Liabilities arising out of claims made by AT&T's, Lucent's or NCR's respective directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the AT&T Group or the Lucent Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation by any member of the AT&T Group or the Lucent Group or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates.

     (c) Each of the parties hereto agrees that the Delayed Transfer Assets will be assigned, transferred, conveyed and delivered, and the Delayed Transfer Liabilities will be assumed, in accordance with the terms of the agreements that provide for such assignment, transfer, conveyance and delivery, or such assumption, after the date of this Agreement or as otherwise set forth on Schedule 2.1(c). Following such assignment, transfer, conveyance and delivery of any Delayed Transfer Asset, or the assumption of any Delayed Transfer Liability, the applicable Delayed Transfer Asset or Delayed Transfer Liability shall be treated for all purposes of this Agreement and the Ancillary Agreements as an Lucent Asset or an Lucent Liability, as the case may be.

     (d) In the event that at any time or from time to time (whether prior to or after the Distribution Date), any party hereto (or any member of such party's respective Group), shall receive or otherwise possess any Asset that is allocated to any other Person pursuant to this Agreement or any Ancillary Agreement, such party shall promptly transfer, or cause to be transferred, such Asset to the Person so entitled thereto. Prior to any such transfer, the Person receiving or possessing such Asset shall hold such Asset in trust for any such other Person.

     2.2. LUCENT ASSETS. (a) For purposes of this Agreement, "Lucent Assets" shall mean (without duplication):

     (i) any and all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or Schedule 2.2(a)(i) or any other Schedule hereto or thereto) as Assets to be transferred to Lucent or any other member of the Lucent Group;

     (ii) all issued and outstanding capital stock of ATTI and any and all Assets owned by ATTI or its Subsidiaries as of the date of the transfer of such capital stock to Lucent pursuant to Section 2.8(b), except for the Assets contemplated to be sold or otherwise transferred to any member of the AT&T Group pursuant to the Non-U.S. Plan;

     (iii) any Exclusive Lucent Contingent Gain and any Shared Lucent Percentage of any Shared Contingent Gain;

     (iv) (A) any amounts actually paid to AT&T after the Closing Date pursuant to any RBOC Agreement in respect of any Lucent Liability or any Nassau Metals Liability, (B) any rights of any member of the Lucent Group under any RBOC Agreement in respect of any Lucent Liability or any Nassau Metals Liability, and (C) subject to Section 7.1, any rights of any member of the Lucent Group under any of the Insurance Policies, including any rights thereunder arising after the Distribution Date in respect of any Insurance Policies that are occurrence policies;

     (v) (A) any Assets that Section 2.5(b) contemplates will be transferred to, or be retained by, any member of the Lucent Group, (B) any Lucent Contracts and (C) all issued and outstanding capital stock of AT&T Nassau Metals Corporation and the other Subsidiaries of AT&T listed on Schedule 2.2(a)(v);

     (vi) any Assets reflected in the Lucent Balance Sheet as Assets of Lucent and its Subsidiaries, subject to any dispositions of such Assets subsequent to the date of the Lucent Balance Sheet; and

     (vii) except as contemplated by Section 2.5(b), any and all Assets owned or held immediately prior to the Closing Date by AT&T or any of its Subsidiaries that are used primarily in the Lucent Business. The intention of this clause (vii) is only to rectify any inadvertent omission of transfer or conveyance of any Assets that, had the parties given specific consideration to such Asset as of the date hereof, would have otherwise been classified as an Lucent Asset. No Asset shall be deemed to be an Lucent Asset solely as a result of this clause (vii) if such Asset is within the category or type of Asset expressly covered by the subject matter of an Ancillary Agreement. In addition, no Asset shall be deemed an Lucent Asset solely as a result of this clause (vii) unless a claim with respect thereto is made by Lucent on or prior to the first anniversary of the Distribution Date.

Notwithstanding the foregoing, the Lucent Assets shall not in any event include the Excluded Assets referred to in Section 2.2(b) below.

     (b)  For the purposes of this Agreement, "Excluded Assets" shall mean:

          (i)   the Assets listed or described on Schedule 2.2(b)(i);

          (ii)  the Retained Receivables;

          (iii) any and all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be retained by AT&T or any other member of the AT&T Group (including the NCR Group);

          (iv)  any contract or agreement described in clause (e)(i) through
                (e)(iii) of the definition of Lucent Contract;

          (v) except to the extent expressly set forth in Section 2.2(a)(iii) or (iv), respectively, (A) any Contingent Gains and (B) any rights in respect of, or proceeds received pursuant to, any RBOC Agreement; and

          (vi) all Assets (including land, buildings, manufacturing equipment and inventory) of the undersea repeaters factory of Lucent's Microelectronic Group located in Clark, New Jersey.

     2.3. LUCENT LIABILITIES. (a) For the purposes of this Agreement, "Lucent Liabilities" shall mean (without duplication):

          (i) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by Lucent or any member of the Lucent Group, and all agreements, obligations and Liabilities of any member of the Lucent Group under this Agreement or any of the Ancillary Agreements;

          (ii) all Liabilities (other than Taxes based on, or measured by reference to, net income), including any employee-related Liabilities and Environmental Liabilities, primarily relating to, arising out of or resulting from:

     (A) the operation of the Lucent Business, as conducted at any time prior to, on or after the Closing Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

     (B) the operation of any business conducted by any member of the Lucent Group at any time after the Closing Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)); or

     (C) any Lucent Assets (including any Lucent Contracts and any real property and leasehold interests);

     in any such case whether arising before, on or after the Closing Date;

     (iii) subject to the terms of Article VI, all Exclusive Lucent Contingent Liabilities and the Shared Lucent Percentage of any Shared Contingent Liabilities;

     (iv) all Liabilities relating to, arising out of or resulting from the Working Capital Facility and, as of the Closing Date, the Financing Facility;

     (v) all Liabilities relating to, arising out of or resulting from any of the terminated, divested or discontinued businesses and operations listed or described on Schedule 2.3(a)(v);

     (vi) all Liabilities of ATTI or its Subsidiaries, as of the date of the transfer of the capital stock of ATTI to Lucent pursuant to Section 2.8(b), except for the Liabilities contemplated to be assumed by any member of the AT&T Group pursuant to the Non-U.S. Plan, and all Liabilities of any other member of the Lucent Group; and

     (vii) all Liabilities reflected as liabilities or obligations of Lucent in the Lucent Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the Lucent Balance Sheet.

Notwithstanding the foregoing, the Lucent Liabilities shall not include the Excluded Liabilities referred to in Section 2.3(b) below. Subject to Articles V and VI hereof, the Lucent Liabilities shall not include any Nassau Metals Liabilities.

     (b)  For the purposes of this Agreement, "Excluded Liabilities" shall mean:

        (i) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be retained or assumed by AT&T or any other member of the AT&T Group (including the NCR Group), and all agreements and obligations of any member of the AT&T Group under this Agreement or any of the Ancillary Agreements;

        (ii) subject to the terms of Article VI, all Exclusive AT&T Services Contingent Liabilities and Exclusive NCR Contingent Liabilities and the Shared AT&T Percentage and the Shared NCR Percentage of any Shared Contingent Liabilities; and

        (iii) except as set forth in any Ancillary Agreement, all Environmental Liabilities accrued as of the date hereof solely relating to, arising out of or resulting from the existence of any leasehold interest that is an Lucent Asset if the applicable lessor, sublessor or sub-sublessor under the applicable lease, sublease or sub-sublease is a member of the AT&T Services Group or the NCR Group.

     2.4. TERMINATION OF AGREEMENTS. (a) Except as set forth in Section 2.4(b), in furtherance of the releases and other provisions of Section 5.1 hereof, Lucent and each member of the Lucent Group, on the one hand, and each of AT&T, NCR and the respective members of the AT&T Services Group and the NCR Group, on the other hand, hereby terminate, any and all agreements, arrangements, commitments or understandings, whether or not in writing, between or among Lucent and/or any member of the Lucent Group, on the one hand, and AT&T or NCR and/or any member of the AT&T Services Group or the NCR Group, on the other hand, effective as of the Closing Date; provided, however, to the extent any such agreement, arrangement, commitment or understanding is inconsistent with any Ancillary Agreement, such termination shall be effective as of the date of effectiveness of the applicable Ancillary Agreement. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Closing Date (or, to the extent contemplated by the proviso to the immediately preceding sentence, after the effective date of the applicable Ancillary Agreement). Each party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

     (b) The provisions of Section 2.4(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): (i) this Agreement and the Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any Ancillary Agreement to be entered into by any of the parties hereto or any of the members of their respective Groups); (ii) any agreements, arrangements, commitments or understandings listed or described on Schedule 2.4(b)(ii), including the representations, warranties and product support agreements, arrangements, commitments or understandings to be set forth on such Schedule relating to products, services or materials previously furnished by the Lucent Business to the AT&T Services Business; (iii) any agreements, arrangements, commitments or understandings to which any Person other than the parties hereto and their respective Affiliates is a party (it being understood that to the extent that the rights and obligations of the parties and the members of their respective Groups under any such agreements, arrangements, commitments or understandings constitute Lucent Assets or Lucent Liabilities, they shall be assigned pursuant to Section 2.1); (iv) any intercompany accounts payable or accounts receivable accrued as of the Closing Date that are reflected in the books and records of the parties or otherwise documented in writing in accordance with past practices; (v) any agreements, arrangements, commitments or understandings to which AT&T Capital Corporation or any other non-wholly owned Subsidiary of AT&T, Lucent or NCR, as the case may be, is a party (it being understood that directors' qualifying shares or similar interests will be disregarded for purposes of determining whether a Subsidiary is wholly owned); (vi) any written Tax sharing or Tax allocation agreements to which any member of any Group is a party; and (vii) any other agreements, arrangements, commitments or understandings that this Agreement or any Ancillary Agreement expressly contemplates will survive the Closing Date.

     2.5. DOCUMENTS RELATING TO TRANSFER OF REAL PROPERTY INTERESTS
AND TANGIBLE
PROPERTY LOCATED THEREON. (a) In furtherance of the assignment, transfer and conveyance of Lucent Assets and the assumption of Lucent Liabilities set forth in Section 2.1(a) and (b), simultaneously with the execution and delivery hereof or as promptly as practicable thereafter, each of AT&T, Lucent and NCR, or their applicable Subsidiaries, is executing and delivering or will execute and deliver deeds, lease assignments and assumptions, leases, subleases and sub-subleases substantially in the forms attached as Schedule 2.5 (which in certain cases includes different forms for real property and leasehold interests located outside of the United States), with such changes as may be necessary to conform to any laws, regulations or usage applicable in the jurisdiction in which the relevant real property is located. Set forth in, or referenced by, such Schedule is, among other things, a summary of each property or interest therein to be conveyed, assigned, leased, subleased or sub-subleased, the applicable entities relevant to each property and their capacities with respect to each property (e.g., as transferor, transferee, assignor, assignee, lessor, lessee, sublessor, sublessee, sub-sublessor or sub-sublessee), and any terms applicable to each property that are not specified in the forms of deed, lease assignment and assumption, lease, sublease or sub-sublease (e.g., rent and term).

     (b) Except as otherwise expressly provided in this Agreement or any Ancillary Agreement, all tenant improvements, fixtures, furniture, office equipment, servers, private branch exchanges, artwork and other tangible property (other than equipment subject to capital or operating equipment leases, which will be transferred or retained based on whether the associated capital or operating equipment lease is or is not an Lucent Contract) located as of the date hereof on any real property that is covered by any Ancillary Agreement referred to in Section 2.5(a), including the Schedules thereto, shall, except to the extent expressly set forth on a Schedule referred to in Section 2.5(a), be transferred or retained as follows:

        (i) DEEDS AND ASSIGNMENTS. In the case of any real property or leasehold interests covered by an Ancillary Agreement set forth on
              Schedule 2.5 that is a deed or lease assignment and assumption, all such tangible property will be transferred to the transferee or assignee of the applicable real property or leasehold interest;

        (ii) SHARED FACILITIES WITHOUT THIRD PARTY LEASES. In the case of any real property or leasehold interests covered by an Ancillary Agreement set forth on Schedule 2.5 that is a lease, all such tangible property will be retained by the lessor under the applicable lease, except that any such tangible property (other than tenant improvements, fixtures, furniture and artwork) used exclusively by the lessee shall be transferred to, or retained by, the lessee.

        (iii) SHARED DOMESTIC FACILITIES WITH THIRD PARTY LEASES. In the case of any real property or leasehold interests located in the United States covered by an Ancillary Agreement set forth on Schedule 2.5 that is a sublease or sub-sublease, all such tangible property will be retained by the sublessor or sub-sublessor, respectively, under the applicable sublease or sub-sublease, except that any such tangible property (other than tenant improvements, fixtures and artwork), including furniture used exclusively by the sublessee or sub-sublessee, respectively, shall be transferred to, or retained by, such sublessee or sub-sublessee.

        (iv) SHARED NON-U.S. FACILITIES WITH THIRD PARTY LEASES. In the case of any real property or leasehold interests located outside of the United States covered by an Ancillary Agreement set forth on
              Schedule 2.5 that is a sublease or sub-sublease, all such tangible property will be retained by the sublessor or subsublessor, respectively, under the applicable sublease or sub-sublease, except that any such tangible property (other than tenant improvements, fixtures, furniture and artwork) used exclusively by the sublessee or sub-sublessee, respectively, shall be transferred to, or retained by, such sublessee or sub-sublessee.

In the case of this Section 2.5(b), all determinations as to exclusive use by any member of a Group shall be made without regard to infrequent and immaterial use by the members of any other Group, if the transfer of such Asset to, or the retention of such Asset by, such first Group would not interfere in any material respect with either the business or operations of any such other Group. Notwithstanding the foregoing provisions of this Section 2.5(b), any artwork located as of the date hereof in the private office of any senior manager or officer of any Group may, at the election of such senior manager or officer, be retained by, or transferred to, the Group by which such executive is employed as of the Closing Date.

     (c) In the case of any real property or leasehold interest that is covered by Section 2.5(b)(i) and any of Section 2.5(b)(ii), (iii) or (iv), all such tangible property shall first be allocated pursuant to the provisions of Section 2.5(b)(i) and thereafter pursuant to whichever of such other clauses is applicable.

     2.6. DOCUMENTS RELATING TO OTHER TRANSFERS OF ASSETS AND
ASSUMPTION OF
LIABILITIES. In furtherance of the assignment, transfer and conveyance of Lucent Assets and the assumption of Lucent Liabilities set forth in Section 2.1(a) and
(b), simultaneously with the execution and delivery hereof or as promptly as practicable thereafter, (i) each of AT&T and NCR shall execute and deliver, and each shall cause its respective Subsidiaries to execute and deliver, such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of AT&T's, NCR's and their respective Subsidiaries' right, title and interest in and to the Lucent Assets to Lucent and (ii) Lucent shall execute and deliver, to AT&T, NCR and their respective Subsidiaries such bills of sale, stock powers, certificates of title, assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Lucent Liabilities by Lucent.

     2.7. OTHER ANCILLARY AGREEMENTS. (a) Effective as of the date hereof, except as provided in Section 2.7(b) or Section 2.8, each of AT&T, Lucent and NCR will execute and deliver all Ancillary Agreements to which it is a party.

     (b) After the date hereof and on or prior to the Closing Date, the parties shall execute and deliver each of the following Ancillary Agreements to which it is a party:

        (i)   the Patent Assignments;

        (ii)  the Patent License Agreement;

        (iii) the Patent Joint Ownership Agreement;

        (iv)  the Patent Defensive Protection Agreements;

        (v)   The Technology Assignment and Joint Ownership Agreements; and

        (vi)  the Technology License Agreement.

     The parties acknowledge that the forms of the foregoing agreements attached hereto as Schedules reflect the allocation of patents and other intellectual property pursuant to a process conducted prior to the date hereof, and that such agreements will be further supplemented prior to their execution to reflect a continuation of such process for new patent applications and other intellectual property that were not considered in the allocation process conducted prior to the date hereof. In addition, the parties will determine no later than February 15, 1996 the appropriate amount and terms of the payments to be made pursuant to the Patent Defensive Protection Agreements.

     2.8. THE NON-U.S. PLAN. (a) Each of AT&T, Lucent and NCR shall take, and shall cause each member of its respective Group to take, such action as reasonably necessary to consummate the transactions contemplated by the Non-U.S. Plan (whether prior to or after the Closing Date).

     (b) After the date hereof and on or prior to the Closing Date, AT&T shall transfer all of its right, title and interest in and to all of the issued and outstanding capital stock in each of ATTI and NCS Ventures, Inc., a Delaware corporation, to Lucent by means of a contribution of such capital stock by AT&T to Lucent. The parties hereto shall execute, or cause to be executed, such transfer instruments as they mutually deem appropriate to effectuate and evidence such transfer.

     2.9. AT&T VENTURES; LUCENT FOUNDATION. (a) On or prior to the Closing Date, AT&T shall transfer to Lucent 35% of AT&T's interest as a limited partner in AT&T Ventures and Lucent shall assume all Liabilities of a limited partner of AT&T Ventures relating to such interest. AT&T and Lucent shall use reasonable best efforts to cooperate so that Lucent will be admitted to AT&T Ventures as a limited partner in respect of such interest. Without duplication of any such Liability assumed in its capacity as a limited partner, Lucent shall indemnify, defend and hold harmless each AT&T Indemnitee and each NCR Indemnitee from and against 35% of any and all Liabilities of the AT&T Indemnitees or the NCR Indemnitees, respectively, relating to, arising out of or resulting from AT&T Ventures, including in respect of any capital calls or commitments and in connection with the operation or management thereof.

     (b) (i) Following the date hereof, Lucent will incorporate a private foundation to be qualified under Section 501(c)(3) of the Code. The AT&T Foundation will make an $18 million grant to the new foundation formed by Lucent, as soon as is reasonably practicable following such new foundation's request, subject to the satisfaction by such new foundation of the following requirements: the election or appointment of a governing board of directors or trustees, the adoption of by-laws, the hiring of a professional staff, the formulation of a mission statement, and commencement of the development of programs and priorities for funding grants. The determination as to whether such requirements have been satisfied shall be made by the trustees of the AT&T Foundation in their sole discretion and shall be binding on all parties. Such $18 million grant shall be payable, at the AT&T Foundation's election, in cash or in appreciated property (or any combination thereof). All determinations with respect to the fair market value of any appreciated property will be made by the trustees of the AT&T Foundation in their sole discretion and shall be binding on all parties.

          (ii) The AT&T Foundation has approved a 1996 grant budget that includes grants totalling $13 million relating to Lucent initiatives. The staffs of the AT&T Foundation and the new foundation to be formed by Lucent pursuant to subparagraph (i) above will work together to administer the grants relating to these Lucent initiatives. In the event such $13 million has not been fully disbursed prior to the Distribution Date, the AT&T Foundation will transfer to the new foundation formed by Lucent an amount equal to the portion of such $13 million that has not been disbursed, and such foundation will assume the obligation to make grants equal to such remaining amount. The AT&T Foundation will also allocate up to $1 million of its 1996 administrative budget for administrative costs related to Lucent programs.

     2.10. DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. (a) Each of AT&T
(on
behalf of itself and each member of the AT&T Services Group), Lucent (on behalf of itself and each member of the Lucent Group) and NCR (on behalf of itself and each member of the NCR Group) understands and agrees that, except as expressly set forth herein (including in Section 7.2(g)) or in any Ancillary Agreement, no party to this Agreement, any Ancillary Agreement or any other agreement or document contemplated by this Agreement, any Ancillary Agreement or otherwise, is representing or warranting in any way as to the Assets, businesses or Liabilities transferred or assumed as contemplated hereby or thereby, as to any consents or approvals required in connection therewith, as to the value or freedom from any Security Interests of, or any other matter concerning, any Assets of such party, or as to the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other Asset, including any accounts receivable, of any party, or as to the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any Asset or thing of value upon the execution, delivery and filing hereof or thereof. Except as may expressly be set forth herein or in any Ancillary Agreement, all such Assets are being transferred on an "as is," "where is" basis (and, in the case of any real property, by means of a quitclaim or similar form deed or conveyance) and the respective transferees shall bear the economic and legal risks that any conveyance shall prove to be insufficient to vest in the transferee good and marketable title, free and clear of any Security Interest.

     2.11. FINANCING ARRANGEMENTS. (a) Prior to the Closing Date, AT&T and Lucent shall enter into the Financing Facility. AT&T and Lucent agree to take all such reasonable action as may be necessary to permit AT&T to borrow such amount as it shall determine under the Financing Facility prior to the Closing Date and to assure the assignment to and the assumption by Lucent of all obligations thereunder and the full release and discharge of each of AT&T and any other member of the AT&T Group of all of its obligations thereunder as of the Closing Date in accordance with the terms of the Financing Facility. AT&T and Lucent shall participate in the preparation of all materials and presentations as may be reasonably necessary to secure funding pursuant to the Financing Facility, including rating agency presentations necessary to obtain the requisite ratings needed to secure the financing under the Financing Facility and such assignment, assumption, release and discharge. As of the time of such assignment, assumption, release and discharge, Lucent shall pay (or reimburse AT&T for) all expenses associated with the Financing Facility.

     (b) Simultaneously with or following the execution and delivery of this Agreement, Lucent intends to enter into the Working Capital Facility. Lucent agrees to cause all obligations of AT&T or any other member of the AT&T Group, if any, under the Working Capital Facility to be terminated at the Closing Date. Lucent shall pay all expenses associated with the Working Capital Facility.

     2.12. GOVERNMENTAL APPROVALS AND CONSENTS. (a) To the extent that the Separation requires any Governmental Approvals or Consents, the parties will use their reasonable best efforts to obtain any such Governmental Approvals and Consents.

     (b) If and to the extent that the valid, complete and perfected transfer or assignment (or novation of any federal government contract) to the Lucent Group of any Lucent Assets (or from the Lucent Group of any Non-Lucent Assets) would be a violation of applicable laws or require any Consent or Governmental Approval in connection with the Separation, the IPO or the Distribution, then, unless AT&T shall otherwise determine, the transfer or assignment to or from the Lucent Group, as the case may be, of such Lucent Assets or Non-Lucent Assets, respectively, shall be automatically deemed deferred and any such purported transfer or assignment shall be null and void until such time as all legal impediments are removed and/or such Consents or Governmental Approvals have been obtained. Notwithstanding the foregoing, such Asset shall be deemed an Lucent Asset for purposes of determining whether any Liability is an Lucent Liability.

     (c) If the transfer or assignment of any Assets intended to be transferred or assigned hereunder, including pursuant to the Non-U.S. Plan, is not consummated prior to or at the Closing Date, whether as a result of the provisions of Section 2.12(b) or for any other reason, then the Person retaining such Asset shall thereafter hold such Asset for the use and benefit, insofar as reasonably possible, of the Person entitled thereto (at the expense of the Person entitled thereto). In addition, the Person retaining such Asset shall take such other actions as may be reasonably requested by the Person to whom such Asset is to be transferred in order to place such Person, insofar as reasonably possible, in the same position as if such Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Lucent Assets (or such Non-Lucent Assets, as the case may be), including possession, use, risk of loss, potential for gain, and dominion, control and command over such Assets, are to inure from and after the Closing Date to the Lucent Group (or the AT&T Group, as the case may be).

     (d) If and when the Consents and/or Governmental Approvals, the absence of which caused the deferral of transfer of any Asset pursuant to Section 2.12(b), are obtained, the transfer of the applicable Asset shall be effected in accordance with the terms of this Agreement and/or the applicable Ancillary Agreement.

     (e) The Person retaining an Asset due to the deferral of the transfer of such Asset shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced by the Person entitled to the Asset, other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees, all of which shall be promptly reimbursed by the Person entitled to such Asset.

     2.13. NOVATION OF ASSUMED LUCENT LIABILITIES. (a) Each of AT&T, Lucent and NCR, at the request of any of the others, shall use their reasonable best efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate (including with respect to any federal government contract) or assign all obligations under agreements, leases, licenses and other obligations or Liabilities (including Lucent OFL's) of any nature whatsoever that constitute Lucent Liabilities or Nassau Metals

Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than any member of the Lucent Group, so that, in any such case, Lucent and its Subsidiaries will be solely responsible for such Liabilities; provided, however, that none of AT&T, Lucent or NCR shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions and amendments are requested.

     (b) If AT&T, Lucent or NCR is unable to obtain, or to cause to be obtained, any such required consent, approval, release, substitution or amendment, the applicable member of the AT&T Services Group or the NCR Group, as the case may be, shall continue to be bound by such agreements, leases, licenses and other obligations and, unless not permitted by law or the terms thereof (except to the extent expressly set forth in Section 7.3 in the case of Lucent OFL's), Lucent shall, as agent or subcontractor for AT&T, NCR or such other Person, as the case may be, pay, perform and discharge fully all the obligations or other Liabilities of AT&T, NCR or such other Person, as the case may be, thereunder from and after the date hereof. Lucent shall indemnify each AT&T Indemnitee and each NCR Indemnitee, and hold each of them harmless against any Liabilities arising in connection therewith. Except as expressly set forth in
          Section 7.3 in the case of Lucent OFL's, each of AT&T and NCR, as the case may be, shall, without further consideration, pay and remit, or cause to be paid or remitted, to Lucent promptly all money, rights and other consideration received by it or any member of its respective Group in respect of such performance (unless any such consideration is an Excluded Asset). If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, each of AT&T and NCR, as the case may be, shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any member of its respective Group to Lucent without payment of further consideration and Lucent shall, without the payment of any further consideration, assume such rights and obligations.

     2.14. NOVATION OF ASSUMED LIABILITIES OTHER THAN LUCENT LIABILITIES.

     (a) Each of AT&T, Lucent and NCR, at the request of any of the others, shall use their reasonable best efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate or assign all obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that do not constitute Lucent Liabilities or Nassau Metals Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than any member of the AT&T Group, so that, in any such case, the members of the AT&T Group will be solely responsible for such Liabilities; provided, however, that none of AT&T, Lucent or NCR shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions and amendments are requested.

     (b) If AT&T, Lucent or NCR is unable to obtain, or to cause to be obtained, any such required consent, approval, release, substitution or amendment, the applicable member of the Lucent Group shall continue to be bound by such agreements, leases, licenses and other obligations and, unless not permitted by law or the terms thereof, AT&T shall cause a member of the AT&T Group, as agent or subcontractor for such member of the Lucent Group, to pay, perform and discharge fully all the obligations or other Liabilities of such member of the Lucent Group thereunder from and after the date hereof. AT&T shall indemnify each Lucent Indemnitee and hold each of them harmless against any Liabilities arising in connection therewith. Lucent shall cause each member of the Lucent Group without further consideration, to pay and remit, or cause to be paid or remitted, to AT&T or to another member of the AT&T Group specified by AT&T promptly all money, rights and other consideration received by it or any member of the Lucent Group in respect of such performance. If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, Lucent shall promptly assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any member of the Lucent Group to AT&T or to another member of the AT&T Group specified by AT&T without payment of further consideration and AT&T, without the payment of any further consideration shall, or shall cause such other member of the AT&T Group to, assume such rights and obligations.

     2.15. THIRD PARTY PATENT LICENSE AGREEMENTS. (a) Except as otherwise set forth in this Section 2.15, effective as of the date of execution of the Patent Assignments and other agreements set forth in Section 2.7(b), AT&T hereby: (i) grants to each of Lucent and NCR the right to share with AT&T the license rights granted by any third party to AT&T pursuant to any patent license agreement between AT&T and such third party existing as of the date hereof and (ii) grants to Lucent the right to receive any net royalty payments from third parties pursuant to the patent license agreements referred to in clause (i) above. Except as otherwise set forth in this Section 2.15, AT&T will retain all rights in and to the patent license agreements referred to in this Section 2.15.

     (b) The grants set forth in the first sentence of Section 2.15(a) shall not apply to (i) the patent license agreements set forth in Schedule 2.15(b) or (ii) any other patent license agreement with respect to which there otherwise exists, on or prior to the date of execution of the Patent Assignments, written provision for the allocation or sharing of rights under such patent license agreement between or among any two or all three of AT&T, Lucent and NCR.

     (c) Except as set forth in Section 2.15(d), in the event that any grant of rights set forth in Section 2.15(a) would violate or is found to violate the terms of, or result in the loss of rights or imposition of penalty under, any patent license agreement covered thereby, or would not be effective subsequent to the Distribution Date, such grant of rights with respect to such patent license agreement shall be deemed null and void and, in lieu thereof, (i) effective as of the Distribution Date, AT&T hereby transfers any such patent license agreement to Lucent without retaining any rights therein (and AT&T waives any such right it could otherwise retain) and (ii) Lucent shall use all reasonable efforts to arrange for the grant by the applicable third party of comparable rights (other than any right to receive royalty payments) to each of AT&T and NCR, provided that none of Lucent, AT&T or NCR shall be obligated to pay any consideration therefor.

     (d) In the event that any transfer set forth in Section 2.15(c) would violate or is found to violate the terms of, or result in the loss of rights or imposition of penalty under, any patent license agreement covered thereby, or would not be effective subsequent to the Distribution Date, such transfer shall be deemed null and void and, in lieu thereof, (i) AT&T hereby retains all rights under any such patent license agreement, (ii) AT&T will pay over to Lucent any royalty payments it may receive from any third party pursuant to any such patent license agreement and (iii) AT&T shall use all reasonable efforts to arrange for the grant by the applicable third party of comparable rights (other than any right to royalty payments) to each of Lucent and NCR, provided that none of Lucent, AT&T or NCR shall be obligated to pay any consideration therefor.

     (e) In the event that license rights under any patent license agreement intended to be granted or transferred to Lucent under this Section
          2.15 are not effectively granted or transferred (including in the event such grant or transfer is not effective after the Distribution Date and/or the parties are unable to arrange for the grant by the applicable third party of comparable license rights to Lucent), then, at the written request of Lucent: (i) AT&T will exercise any have-made rights it may have under the applicable third-party license agreement to have Lucent make, and will purchase from Lucent, such products or other materials as Lucent may direct using the applicable third-party patents as to which AT&T has such have-made rights (at the price and on the terms to be paid and agreed to by the Person or Persons to whom AT&T may be directed to sell such products or other materials pursuant to the following clause (ii)); and (ii) following any such purchase, AT&T will sell such products or other materials to such Person or Persons, on such terms, as may be directed by Lucent (except that AT&T will not be required to make any representations, warranties or commitments in respect thereof other than to provide to such Person or Persons the representations, warranties and commitments of Lucent in respect thereof, for which only Lucent, and not AT&T, will be responsible). In connection with the foregoing, Lucent will cause the Person or Persons to which such products or other materials are sold to acknowledge in writing that only Lucent and the members of the

          Lucent Group, and not AT&T or any member of the AT&T Group, will be responsible to such Person or Persons in respect of such products or other materials. Nothing in this Section (e) shall be construed to require AT&T or any member of the AT&T Group to violate any applicable laws, rules or regulations of any Governmental Authority.

     (f) In the event AT&T makes any purchases and sales as directed by Lucent under the foregoing paragraph (e), then: (i) Lucent will promptly reimburse AT&T for all costs and expenses (including allocated costs of in-house counsel and other personnel) that AT&T or any member of the AT&T Group may incur in connection with such actions, plus a fee of two percent (2%); and (ii) Lucent will indemnify and hold harmless AT&T and each AT&T Indemnitee for all Liabilities that may arise as a result of such actions (including any claims by the purchaser of such products or materials, any loss incurred on the sale of such products or materials by AT&T to the Person or Persons directed by Lucent, or arising out of the failure of such Person or Persons to purchase such products or materials on the terms directed by Lucent, and any claims alleging any infringement of any patent, copyright, trademark or misappropriation of a trade secret, any product liability claims, and any other claims, in connection with such products or materials).

     (g) Each of AT&T, Lucent and NCR agrees that it will fulfill any obligations it may have to any third party pursuant to the patent license agreements to which the provisions of this Section 2.15 apply.

     2.16. CERTAIN TERMINATION RIGHTS. (a) Notwithstanding anything in this Agreement or any Ancillary Agreement to the contrary, the rights granted to Lucent and the members of the Lucent Group shall be subject to the provisions of this Section 2.16.

     (b) Except as otherwise expressly provided in this Section 2.16, in the event that, at any time prior to the fifth anniversary of this Agreement, Lucent or any member of the Lucent Group offers, furnishes or provides, either directly or indirectly (whether through any reseller or joint venture or otherwise), any Telecommunications Services of the type offered by the AT&T Services Business as of the Closing Date, then:

        (i) pursuant to Section 2.5 and Article IX of the Brand License Agreement, AT&T may, in its sole discretion, terminate all or any portion of the rights granted to Lucent and the members of the Lucent Group pursuant to the Brand License Agreement;

        (ii) AT&T may, in its sole discretion, terminate all or any remaining portion of the purchase commitments made by AT&T and the members of the AT&T Group in the AT&T General Purchase Agreement;

        (iii) AT&T may, in its sole discretion, exercise either the Full Grant rights or the Partial Grant rights described in subparagraphs 8.4(b) and 8.4(c), respectively, of the Supplemental General Purchase Agreement, dated as of the date hereof, between AT&T and Lucent;

        (iv) AT&T may, in its sole discretion, terminate all or any portion of the rights to patents and technology of AT&T or any member of the AT&T Group granted to Lucent and the members of the Lucent Group pursuant to the Patent License Agreement and the Technology License Agreement; and

        (v) at AT&T's direction, which may be given in its sole discretion, Lucent and the members of the Lucent Group will reconvey to AT&T or any member of the AT&T Group all of their right, title and interest in any and all patents and technology in which Lucent or any member of the Lucent Group was granted an undivided one-half interest pursuant to the Patent Assignments or the Technology Assignment and Joint Ownership Agreement.

     (c) Lucent and the members of the Lucent Group shall not be deemed to offer, furnish or provide, either directly or indirectly, any Telecommunications Services (and Section 2.16(b) will not apply) solely by virtue of either of the following:

        (i) a passive investment by Lucent or any of the members of the Lucent Group of, in the aggregate, (A) less than 5% of the ownership interest in any Person that offers, furnishes or provides Telecommunications Services in the United States or (B) not more than 15% of the ownership interest in any Person that offers, furnishes or provides Telecommunications Services solely outside of the United States (it being understood that Telecommunications Services operating outside the United States will be considered solely outside the United States notwithstanding the ability of such Telecommunications Services to receive transmissions from or send transmissions to the United States, so long as such Telecommunications Services may not be used to send and receive transmissions solely within the United States); or

        (ii) an investment by Lucent or any of the members of the Lucent Group of, in the aggregate, not more than 40% of the ownership interest in any Person outside the United States formed for the purpose of building a network or similar system for the provision of Telecommunications Services solely outside of the United States, which network or system is built by Lucent or any members of the Lucent Group; so long as Lucent and the members of the Lucent Group divest such interest to, in the aggregate, not more than 15% of the ownership interest in such Person within one year of commencement of the provision of any Telecommunications Services over such network or system, or such longer period as may be necessary to permit such reduction in interest and to which AT&T shall consent, which consent will not be unreasonably withheld; or

        (iii) the offer, furnishing or provision by Lucent and the members of the Lucent Group, either directly or indirectly, of

              Telecommunications Services from which the aggregate revenues in any fiscal year do not exceed one percent of the aggregate revenues of Lucent and the members of the Lucent Group for such fiscal year, provided that, in determining whether such one percent threshold has been met, any resale of Telecommunications Services provided by AT&T or any member of the AT&T Group to Lucent or any member of the Lucent Group pursuant to the VTNS Agreement or any tariff or contract shall not be considered as Telecommunications Services offered, furnished or provided by Lucent and the members of the Lucent Group.

                                  ARTICLE III
                      THE IPO AND ACTIONS PENDING THE IPO

     3.1. TRANSACTIONS PRIOR TO THE IPO. (a) Subject to the conditions specified in Section 3.6, AT&T and Lucent shall use their reasonable best efforts to consummate the IPO. Such actions shall include, but not necessarily be limited to, those specified in this Section 3.1.

     (b) Lucent shall file the IPO Registration Statement, and such amendments or supplements thereto, as may be necessary in order to cause the same to become and remain effective as required by law or by the Underwriters, including, but not limited to, filing such amendments to the IPO Registration Statement as may be required by the Underwriting Agreement, the Commission or federal, state or foreign securities laws. AT&T and Lucent shall also cooperate in preparing, filing with the Commission and causing to become effective a registration statement registering the Lucent Common Stock under the Exchange Act, and any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the IPO, the Separation, the Distribution or the other transactions contemplated by this Agreement and the Ancillary Agreements.

     (c) Lucent shall enter into the Underwriting Agreement, in form and substance reasonably satisfactory to Lucent and shall comply with its obligations thereunder.

     (d) AT&T and Lucent shall consult with each other and the Underwriters regarding the timing, pricing and other material matters with respect to the IPO.

     (e) Lucent shall use its reasonable best efforts to take all such action as may be necessary or appropriate under state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) in connection with the IPO.

     (f) Lucent shall prepare, file and use reasonable best efforts to seek to make effective, an application for listing of the Lucent Common Stock issued in the IPO on the NYSE, subject to official notice of issuance.

     (g) Lucent shall participate in the preparation of materials and presentations as the Underwriters shall deem necessary or desirable.

     (h) Lucent shall pay all third party costs, fees and expenses relating to the IPO, all of the reimbursable expenses of the Underwriters pursuant to the Underwriting Agreement, all of the costs of producing, printing, mailing and otherwise distributing the Prospectus, as well as the Underwriters' discount as provided in the Underwriting Agreement.

     3.2. PROCEEDS OF THE IPO. The IPO will be a primary offering of Lucent Common Stock and the net proceeds of the IPO will be retained by Lucent.

     3.3. CONDITIONS PRECEDENT TO CONSUMMATION OF THE IPO. As soon as practicable after the date of this Agreement, the parties hereto shall use their reasonable best efforts to satisfy the following conditions to the consummation of the IPO. The obligations of the parties to consummate the IPO shall be conditioned on the satisfaction, or waiver by AT&T, of the following conditions:

     (a) The IPO Registration Statement shall have been filed and declared effective by the Commission, and there shall be no stop-order in effect with respect thereto.

     (b) The Financing Facility shall have been executed and delivered, pursuant to which AT&T shall have borrowed an amount of funds determined by AT&T, and AT&T shall be satisfied in its sole discretion that as of the Closing Date it will have no further liability or obligation whatsoever under either the Working Capital Facility or the Financing Facility.

     (c) The actions and filings with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) described in Section 3.1 shall have been taken and, where applicable, have become effective or been accepted.

     (d) The Lucent Common Stock to be issued in the IPO shall have been accepted for listing on the NYSE, on official notice of issuance.

     (e) Lucent shall have entered into the Underwriting Agreement and all conditions to the obligations of Lucent and the Underwriters shall have been satisfied or waived.

     (f) AT&T shall be satisfied in its sole discretion that it will own at least 80.1% of the outstanding Lucent Common Stock following the IPO on a fully diluted basis, after giving effect to the issuance of any shares of restricted stock or employee stock options to any employees of Lucent, and all other conditions to permit the Distribution to qualify as a tax-free distribution to AT&T, Lucent and AT&T's shareholders shall, to the extent applicable as of the time of the IPO, be satisfied and there shall be no event or condition that is likely to cause any of such conditions not to be satisfied as of the time of the Distribution or thereafter.

     (g) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Separation or the IPO or any of the other transactions contemplated by this Agreement or any Ancillary Agreement shall be in effect.

     (h) Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the Separation and the IPO in order to assure the successful completion of the Separation and the IPO and the other transactions contemplated by this Agreement shall have been taken.

     (i)  This Agreement shall not have been terminated.

                                   ARTICLE IV
                                 THE DISTRIBUTION

     4.1. THE DISTRIBUTION. (a) Subject to Section 4.3 hereof, on or prior to the Distribution Date, AT&T will deliver to the Agent for the benefit of holders of record of

AT&T Common Stock on the Record Date, a single stock certificate, endorsed by AT&T in blank, representing all of the outstanding shares of Lucent Common Stock then owned by AT&T or any member of the AT&T Group, and shall cause the transfer agent for the shares of AT&T Common Stock to instruct the Agent to distribute on the Distribution Date the appropriate number of such shares of Lucent Common Stock to each such holder or designated transferee or transferees of such holder.

     (b) Subject to Section 4.4, each holder of AT&T Common Stock on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of Lucent Common Stock equal to the number of shares of AT&T Common Stock held by such holder on the Record Date multiplied by a fraction the numerator of which is the number of shares of Lucent Common Stock beneficially owned by AT&T or any other member of the AT&T Group on the Record Date and the denominator of which is the number of shares of AT&T Common Stock outstanding on the Record Date.

     (c) Lucent and AT&T, as the case may be, will provide to the Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

     4.2. ACTIONS PRIOR TO THE DISTRIBUTION. (a) AT&T and Lucent shall prepare and mail, prior to the Distribution Date, to the holders of AT&T Common Stock, such information concerning Lucent, its business, operations and management, the Distribution and such other matters as AT&T shall reasonably determine and as may be required by law. AT&T and Lucent will prepare, and Lucent will, to the extent required under applicable law, file with the Commission any such documentation and any requisite no action letters which AT&T determines are necessary or desirable to effectuate the Distribution and AT&T and Lucent shall each use its reasonable best efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

     (b) AT&T and Lucent shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

     (c) AT&T and Lucent shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 4.3 (subject to Sections 4.3(d)) to be satisfied and to effect the Distribution on the Distribution Date.

     (d) Lucent shall prepare and file, and shall use its reasonable best efforts to have approved, an application for the listing of the Lucent Common Stock to be distributed in the Distribution on the NYSE, subject to official notice of distribution.

     4.3. CONDITIONS TO DISTRIBUTION. The AT&T Board currently intends to effect the Distribution by December 31, 1996. Subject to any restrictions contained in the Underwriting Agreement, the AT&T Board shall have the sole discretion to determine the date of consummation of the Distribution at any time after the Closing Date and on or prior to December 31, 1996. AT&T shall be obligated to consummate the Distribution no later than December 31, 1996, subject to the satisfaction, or waiver by the AT&T Board in its sole discretion, of the conditions set forth below. In the event that any such condition shall not have been satisfied or waived on or before December 31, 1996, AT&T shall consummate the Distribution as promptly as practicable following the satisfaction or waiver of all such conditions.

     (a) a private letter ruling from the Internal Revenue Service shall have been obtained, and shall continue in effect, to the effect that, among other things, the Distribution will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Code and the transfer to Lucent of the Lucent Assets and the assumption by Lucent of the Lucent Liabilities in connection with the Separation will not result in the recognition of any gain or loss to AT&T, Lucent or AT&T's or Lucent's shareholders for federal income tax purposes, and such ruling shall be in form and substance satisfactory to AT&T in its sole discretion;

     (b) any material Governmental Approvals and Consents necessary to consummate the Distribution shall have been obtained and be in full force and effect;

     (c) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of AT&T shall have occurred or failed to occur that prevents the consummation of the Distribution; and

     (d) no other events or developments shall have occurred subsequent to the Closing Date that, in the judgment of the Board of Directors of AT&T, would result in the Distribution having a material adverse effect on AT&T or on the shareholders of AT&T.

     The foregoing conditions are for the sole benefit of AT&T and shall not give rise to or create any duty on the part of AT&T or the AT&T Board of Directors to waive or not waive any such condition.

     4.4. FRACTIONAL SHARES. As soon as practicable after the Distribution Date, AT&T shall direct the Agent to determine the number of whole shares and fractional shares of Lucent Common Stock allocable to each holder of record or beneficial owner of AT&T Common Stock as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of AT&T either to AT&T, in open market transactions or otherwise, in each case at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner to which a fractional share shall be allocable such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. AT&T and the Agent shall use their reasonable best efforts to aggregate the shares of AT&T Common Stock that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

     4.5. THE LUCENT BOARD OF DIRECTORS. AT&T and Lucent shall each take all actions which may be required to elect or otherwise appoint as directors of Lucent, on or prior to the Distribution Date, persons to be designated by a nominating committee of Lucent's Board of Directors (which nominating committee shall be comprised of individuals who are at such time neither officers nor directors of AT&T) as additional or substitute members of the Board of Directors of Lucent on the Distribution Date.

                                   ARTICLE V
                                INDEMNIFICATION

     5.1. RELEASE OF PRE-CLOSING CLAIMS. (a) Except as provided in Section 5.1(c), effective as of the Closing Date, Lucent does hereby, for itself and each other member of the Lucent Group, their respective Affiliates (other than any member of the AT&T Group), successors and assigns, and all Persons who at any time prior to the Closing Date have been shareholders, directors, officers, agents or employees of any member of the Lucent Group (in each case, in their respective capacities as such), remise, release and forever discharge each of AT&T and NCR, the respective members of the AT&T Services Group and the NCR Group, their respective Affiliates (other than any member of the Lucent Group), successors and assigns, and all Persons who at any time prior to the Closing Date have been shareholders, directors, officers, agents or employees of any member of the AT&T Services Group or the NCR Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Closing Date, including in connection with the transactions and all other activities to implement any of the Separation, the IPO and the Distribution.

     (b) Except as provided in Section 5.1(c), effective as of the Closing Date, each of AT&T and NCR does hereby, for itself and each other member of the AT&T Services Group and the NCR Group, their respective Affiliates (other than any member of the Lucent Group), successors and assigns, and all Persons who at any time prior to the Closing Date have been shareholders, directors, officers, agents or employees of any member of the AT&T Services Group or the NCR Group (in each case, in their respective capacities as such), remise, release and forever discharge Lucent, the respective members of the Lucent Group, their respective Affiliates (other than any member of the AT&T Group), successors and assigns, and all Persons who at any time prior to the Closing Date have been shareholders, directors, officers, agents or employees of any member of the Lucent Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Closing Date, including in connection with the transactions and all other activities to implement any of the Separation, the IPO and the Distribution.

     (c) Nothing contained in Section 5.1(a) or (b) shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in Section 2.4(b) or the applicable Schedules thereto not to terminate as of the Closing Date, in each case in accordance with its terms. Nothing contained in Section 5.1(a) or (b) shall release any Person from:

        (i) any Liability provided in or resulting from any agreement among any members of the AT&T Services Group, the Lucent Group or the NCR Group that is specified in Section 2.4(b) or the applicable Schedules thereto as not to terminate as of the Closing Date, or any other Liability specified in such Section 2.4(b) as not to terminate as of the Closing Date;

        (ii) any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group under, this Agreement or any Ancillary Agreement;

        (iii) any Liability for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by a member of one Group from a member of any other Group prior to the Closing Date;

        (iv) any Liability for unpaid amounts for products or services or refunds owing on products or services due on a value-received basis for work done by a member of one Group at the request or on behalf of a member of another Group;

        (v) any Liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement for claims brought against the parties by third Persons, which Liability shall be governed by the provisions of this Article V and Article VI and, if applicable, the appropriate provisions of the Ancillary Agreements; or

        (vi) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 5.1; provided that the parties agree not to bring suit or permit any of their Subsidiaries to bring suit against any Person with respect to any Liability to the extent that such Person would be released with respect to such Liability by this Section 5.1 but for the provisions of this clause (vi).

     (d) Lucent shall not make, and shall not permit any member of the Lucent Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against AT&T, NCR or any member of the AT&T Services Group or NCR Group, or any other Person released pursuant to Section 5.1(a), with respect to any Liabilities released pursuant to Section 5.1(a). AT&T shall not, and shall not permit any member of the AT&T Services Group, to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Lucent or any member of the Lucent Group, or any other Person released pursuant to Section 5.1(b), with respect to any Liabilities released pursuant to Section 5.1(b). NCR shall not, and shall not permit any member of the NCR Group, to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Lucent or any member of the Lucent Group, or any other Person released pursuant to Section 5.1(b), with respect to any Liabilities released pursuant to Section 5.1(b).

     (e) It is the intent of each of AT&T, Lucent and NCR by virtue of the provisions of this Section 5.1 to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Closing Date, between or among Lucent or any member of the Lucent Group, on the one hand, and AT&T, NCR or any member of the AT&T Services Group or the NCR Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Closing Date), except as expressly set forth in Section 5.1(c). At any time, at the request of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

     5.2. INDEMNIFICATION BY LUCENT. Except as provided in Section 5.4, Lucent shall indemnify, defend and hold harmless AT&T, each member of the AT&T Services Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "AT&T Indemnitees"), and NCR, each member of the NCR Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "NCR Indemnitees"), from and against any and all Liabilities of the AT&T Indemnitees and the NCR Indemnitees, respectively, relating to, arising out of or resulting from any of the following items (without duplication):

     (a) the failure of Lucent or any other member of the Lucent Group or any other Person to pay, perform or otherwise promptly discharge any Lucent Liabilities, any Nassau Metals Liabilities or Lucent Contract in accordance with their respective terms, whether prior to or after the Closing Date or the date hereof;

     (b) the Lucent Business, any Lucent Liability, any Lucent Contract or any Nassau Metals Liabilities;

     (c) any breach by Lucent or any member of the Lucent Group of this Agreement or any of the Ancillary Agreements; and

     (d) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in any IPO Registration Statement or Prospectus.

     5.3. INDEMNIFICATION BY AT&T AND BY NCR. (a) AT&T shall indemnify, defend and hold harmless Lucent, each member of the Lucent Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Lucent Indemnitees"), from and against any and all Liabilities of the Lucent Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

        (i) the failure of AT&T or any other member of the AT&T Group or any other Person to pay, perform or otherwise promptly discharge any

              Liabilities of the AT&T Group other than the Lucent Liabilities, the Nassau Metals Liabilities and the NCR Covered Liabilities, whether prior to or after the Closing Date or the date hereof;

        (ii) the AT&T Services Business or any Liability of the AT&T Group other than the Lucent Liabilities, the Nassau Metals Liabilities and the NCR Covered Liabilities; and

        (iii) any breach by AT&T or any member of the AT&T Services Group of this Agreement or any of the Ancillary Agreements.

     (b) NCR shall indemnify, defend and hold harmless each Lucent Indemnitee from and against any and all Liabilities of the Lucent Indemnitees relating to, arising out of or resulting from any of the following items (without duplication): (i) the failure of

          NCR or any member of the NCR Group or any other Person to pay, perform or otherwise promptly discharge any Exclusive NCR Contingent Liability or any Shared NCR Percentage of any Shared Contingent Liability, whether prior to or after the Closing Date or the date hereof; and
          (ii) any breach by NCR or any member of the NCR Group of this Agreement or any of the Ancillary Agreements, or any other agreement that is not contemplated to be terminated as of the Closing Date pursuant to Section 2.4(b) (collectively, the "NCR Covered Liabilities").

     (c) NCR shall indemnify, defend and hold harmless each AT&T Indemnitee from and against any and all Liabilities of the AT&T Indemnitees relating to, arising out of or resulting from any NCR Covered Liability.

     5.4. INDEMNIFICATION OBLIGATIONS NET OF INSURANCE PROCEEDS AND
OTHER
AMOUNTS. (a) The parties intend that any Liability subject to indemnification or reimbursement pursuant to this Article V or Article VI will be net of Insurance Proceeds and any amounts recovered pursuant to an RBOC Agreement that actually reduce the amount of the Liability. Accordingly, the amount which any party (an "Indemnifying Party") is required to pay to any Person entitled to indemnification hereunder (an "Indemnitee") will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Liability and by any amount actually theretofore recovered pursuant to an RBOC Agreement. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, or recovers any amount pursuant to an RBOC Agreement, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds and/or RBOC Agreement recovery had been received, realized or recovered before the Indemnity Payment was made.

     (b) In the case of any Shared Contingent Liability, any Insurance Proceeds, or recoveries pursuant to any RBOC Agreement actually received, realized or recovered by any party in respect of the Shared Contingent Liability will be shared among the parties in such manner as may be necessary so that the obligations of the parties for such Shared Contingent Liability, net of such Insurance Proceeds or recovery pursuant to an RBOC Agreement, will remain in proportion to their respective Shared Percentages, regardless of which party or parties may actually receive, realize or recover such Insurance

          Proceeds or amount pursuant to an RBOC Agreement.

     (c) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof. Nothing contained in this Agreement or any Ancillary Agreement shall obligate any member of any Group to seek to collect or recover any Insurance Proceeds.

     5.5. PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS. (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the AT&T Services Group, the Lucent Group or the NCR Group of any claim or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which an Indemnifying

Party may be obligated to provide indemnification to such Indemnitee pursuant to
Section 5.2 or 5.3, or any other Section of this Agreement or any Ancillary Agreement, such Indemnitee shall give such Indemnifying Party and, if AT&T is not the Indemnifying Party, AT&T written notice thereof within 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. If any Person shall receive notice or otherwise learn of the assertion of a Third Party Claim which may reasonably be determined to be a Shared Contingent Liability, such Person (if other than AT&T) shall give AT&T and any other party to this Agreement written notice thereof within 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 5.5(a) shall not relieve the related Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

     (b) If the Indemnitee, the party receiving any notice pursuant to Section 5.5(a) or any other party to this Agreement believes that the Third Party Claim is or may be a Shared Contingent Liability, such Indemnitee or other party may make a Determination Request at any time following any notice given by the Indemnitee to an Indemnifying Party or given by any other Person to AT&T pursuant to Section 5.5(a). AT&T may make such a Determination Request at any time. Unless all parties have acknowledged that the applicable Third Party Claim is not a Shared Contingent Liability or unless a determination to such effect has been made in accordance with Section 6.6, AT&T shall be entitled (but not obligated) to assume the defense of such Third Party Claim as if it were the Indemnifying Party hereunder. In any such event, AT&T shall be entitled to reimbursement of all the costs and expenses (including allocated costs of in-house counsel and other personnel) of such defense once a final determination or acknowledgment is made as to the status of the Third Party Claim from the applicable party or parties that would have been required to pay such amounts if the status of the Third Party Claim had been determined immediately; provided that, if such Third Party Claim is determined to be a Shared Contingent Liability, such costs and expenses shall be shared as provided in Section 5.5(c).

     (c) AT&T shall assume the defense of, and may seek to settle or compromise, any Third Party Claim that is a Shared Contingent Liability, and the costs and expenses (including allocated costs of in-house counsel and other personnel) thereof shall be included in the calculation of the amount of the applicable Shared Contingent

          Liability in determining the reimbursement obligations of the other parties with respect thereto pursuant to Section 6.4. Any Indemnitee in respect of a Shared Contingent Liability shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but all fees and expenses of such counsel shall be the expense of such Indemnitee.

     (d) Other than in the case of a Shared Contingent Liability, an Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with
          Section 5.5(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in the next sentence. In the event that (i) the Third Party Claim is not a Shared Contingent Liability and (ii) the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

     (e) Other than in the case of a Shared Contingent Liability, if an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 5.5(d), such Indemnitee may defend such Third Party Claim at the cost and expense (including allocated costs of in-house counsel and other personnel) of the Indemnifying Party.

     (f) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim that is not a Shared Contingent Liability without the consent of the Indemnifying Party. No Indemnitee may settle or compromise any Third Party Claim that is a Shared Contingent Liability without the consent of AT&T.

     (g) In the case of a Third Party Claim that is not a Shared Contingent Liability, no Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee. In the case of a Third Party Claim that is a Shared Contingent Liability, AT&T shall not consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.

     (h) The provisions of Section 5.5 and Section 5.6 shall not apply to Taxes (which are covered by the Tax Sharing Agreement).

     5.6. ADDITIONAL MATTERS. (a) Any claim on account of a Liability which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the Ancillary Agreements.

     (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense (including allocated costs of in-house counsel and other personnel) of such Indemnifying Party, in prosecuting any subrogated right, defense or claim; provided, however, that AT&T shall be entitled to control the prosecution of any such right, defense or claim in respect of any Shared Contingent Liability.

     (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if the Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant or, in the case of a Shared Contingent Liability, add the Indemnifying Party as a named defendant if at all practicable. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section and, subject to
          Section 6.4 with respect to Shared Contingent Liabilities, the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts' fees and all other external expenses, and the allocated costs of in-house counsel and other personnel), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

     5.7. REMEDIES CUMULATIVE. The remedies provided in this Article V shall be cumulative and, subject to the provisions of Article IX, shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

     5.8. SURVIVAL OF INDEMNITIES. The rights and obligations of each of AT&T, Lucent and NCR and their respective Indemnitees under this Article V shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities.

     5.9. RBOC AGREEMENT PROCEDURES. (a) With respect to the RBOC Agreements, and except as otherwise provided in this Section 5.9 or as otherwise agreed by the parties hereto, AT&T shall be the party to provide and receive notices and all other information to and from the RBOCs, and otherwise to deal with the RBOCs, in respect of all matters arising under the RBOC Agreements or the RBOC Plan. Without limiting the foregoing, AT&T shall continue as the representative of all Groups to the contingent liability oversight committee, except as and to the extent AT&T and the other parties to the RBOC Agreements may otherwise agree.

     (b) After the date hereof, AT&T and Lucent will cooperate with each other to take reasonable steps to transfer to Lucent the responsibilities for providing and receiving notices and other information to and from, and for otherwise dealing with, the RBOCs in respect of Lucent Liabilities and any Nassau Metals Liabilities that may be subject to sharing with the RBOCs under any RBOC Agreements (other than Shared Contingent Liabilities, which will be controlled by AT&T in accordance with the provisions of Section 5.5(c)), including the right to receive directly from the RBOCs any sharing payments that may be due from the RBOCs under any RBOC Agreements in respect of Lucent Liabilities or Nassau Metals Liabilities. Unless and until such responsibilities are transferred to Lucent in accordance with the foregoing, the provisions of the following paragraphs (c), (d) and (e) will apply.

     (c) In the event that Lucent determines that any Lucent Liability or any Nassau Metals Liability (other than a Shared Contingent Liability) is or may be subject to sharing with the RBOCs pursuant to any RBOC Agreement, and Lucent so requests, AT&T will promptly submit any notice, claim or other information or material with respect thereto as may be required by such RBOC Agreement and provided by Lucent to AT&T in accordance with the notice provisions of Section
          12.5 hereof. Upon receipt of any amounts from any RBOCs with respect to their sharing obligation under an RBOC Agreement relating to an Lucent Liability or any Nassau Metals Liability (other than a Shared Contingent Liability), AT&T will promptly remit such amounts to Lucent. AT&T will also forward to Lucent, in accordance with the notice provisions of Section 12.5 hereof, any notices, information or other materials that it may receive from the RBOCs pursuant to such RBOC Agreement in respect of any Lucent Liability or any Nassau Metals Liability. Notwithstanding the foregoing, in no event shall AT&T have any liability for its failure or delay in submitting or forwarding any such notice, claim, information or other material except to the extent Lucent is prejudiced thereby. AT&T shall have no obligation to send, deliver or make any such notice or claim, or take any other action under any RBOC Agreement in respect of any Lucent Liability or any Nassau Metals Liability, unless Lucent shall request that AT&T do so, and provide AT&T with any necessary notice, claim or other information or material, as set forth above.

     (d) In the event any member of the Lucent Group desires to commence an arbitration or other proceeding to recover any amounts that may be due under any RBOC Agreement in respect of an Lucent Liability or any Nassau Metals Liability (other than a Shared Contingent Liability), AT&T will take such action as such member of the Lucent Group may reasonably request to commence such arbitration or other proceeding in accordance with such RBOC Agreement, including consenting to be the named party in such arbitration or other proceeding, but such arbitration or other proceeding will be managed and controlled by such member of the Lucent Group and such member of the Lucent Group will be responsible for the prosecution of such arbitration or other proceeding and all decisions made with respect thereto.

     (e) Lucent will, upon receipt of any invoice therefor, promptly reimburse AT&T for all costs or expenses (including allocated costs of in-house counsel and other personnel) incurred in taking any actions pursuant to the foregoing paragraphs (c) and (d), and will defend, indemnify and hold harmless AT&T and each other AT&T Indemnitee with respect to all matters taken at the direction of or on behalf of any member of the Lucent Group in connection with any RBOC Agreement.

     (f) Each party hereto further agrees that it will from time to time promptly provide AT&T with all such information, notices and other materials (and shall make available the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available) as AT&T may determine to be necessary or advisable to permit AT&T to pursue any rights or potential rights under each such RBOC Agreement, to perform the obligations of any member of the AT&T Group under each such RBOC Agreement in accordance with the respective terms thereof and to defend itself, its Affiliates and any other Person for which AT&T may have any indirect liability (through an indemnification obligation or otherwise) from any claims or potential claims thereunder.

     5.10. ALLEGED INFRINGEMENT OR MISAPPROPRIATION. (a) The provisions of this
Section 5.10 shall apply notwithstanding any other provisions of this Agreement or any Ancillary Agreement. In the event of any claim, action, proceeding or suit by a third party against any member of the AT&T Group alleging an infringement of any patent, copyright, trademark or misappropriation of a trade secret with respect to any product, software or other material provided by or ordered from the Lucent Business prior to the Closing Date (other than any such product, software or other material provided under and ordered pursuant to the AT&T General Purchase Agreement, or any supplemental or related agreement thereto, with respect to which an infringement or misappropriation indemnity is provided under such agreement) for use by the AT&T Services Business or the NCR Business (whether used alone or in combination with any product, software or other material provided by the Lucent Business or by a third party), Lucent, at its expense, shall defend and hold harmless each such member of the AT&T Group with respect to such claim, action, proceeding or suit, subject to the conditions and exceptions stated in paragraphs (b), (c) and
(d) below. Lucent shall reimburse each such member of the AT&T Group for all costs, expenses or attorneys' fees (including allocated costs of in-house counsel and other personnel) incurred at Lucent's written request or authorization, and shall indemnify each such member of the AT&T Group against any liability assessed against it by final judgment, on account of such infringement or misappropriation arising out of such use.

     (b) If the use by any member of the AT&T Group of any such product, software or other material referred to in Section 5.10(a) is enjoined or in the opinion of such member of the AT&T Group is likely to be enjoined, Lucent shall, at its expense and at the sole option of such member of the AT&T Group, (i) replace the enjoined product, software or materials with a substitute free of any infringement; (ii) modify the enjoined product, software or materials so that they will be free of the infringement; or (iii) procure for such member of the AT&T Group a license or other right to use the enjoined product, software or materials. In the alternative, such member of the AT&T Group, may at its option, procure a license with a reasonable royalty rate payable to the third party alleging infringement, and Lucent shall reimburse, indemnify and hold harmless such member of the AT&T Group for all liability for payment of such reasonable royalty.

     (c) AT&T or another member of the AT&T Group shall give Lucent prompt written notice of all such claims, actions, proceedings or suits alleging infringement or misappropriation and Lucent shall have full and complete authority to assume the sole defense thereof, including appeals, and to settle the same; provided, however, that this does not limit any rights of any member of the AT&T Group concerning injunctions addressed in Section 5.10(b). The members of the AT&T Group shall, upon Lucent's request and at Lucent's expense, furnish all information and assistance available to such members of the AT&T Group and cooperate in every reasonable way to facilitate the defense and/or settlement of any such claim, action, proceeding or suit.

     (d) The foregoing indemnity will not apply to any alleged infringement or misappropriation if and to the extent such alleged infringement or misappropriation arises from (i) the use by any member of the AT&T Group of any product, software or other material provided by the Lucent Business, in combination with any product, software or other material provided after the Closing Date by a third party (other than any third-party product, software, other material or components furnished to such member of the AT&T Group by any member of the Lucent Group), or (ii) any changes made by any member of the AT&T Group after the Closing Date in any combination of any product, software or other material provided by the Lucent Business, with any product, software or other material provided by a third party (other than any third-party product, software, other material or components furnished by the Lucent Group), except for the addition of any product, software or other material provided by any member of the Lucent Group after the Closing Date to any such combination in place as of the Closing Date.

                                   ARTICLE VI
                  CONTINGENT GAINS AND CONTINGENT LIABILITIES

     6.1. DEFINITIONS RELATING TO CONTINGENT GAINS AND CONTINGENT
LIABILITIES.
For the purpose of this Agreement the following terms shall have the following meanings:

     (a) CONTINGENT CLAIM COMMITTEE means a committee composed of one representative designated from time to time by each of AT&T, NCR and Lucent that shall be established in accordance with Section 6.6.

     (b) CONTINGENT GAIN means any claim or other right of AT&T, Lucent, NCR or any their respective Affiliates, whenever arising, against any Person other than AT&T, Lucent, NCR or any of their respective Affiliates, if and to the extent that (i) such claim or right has accrued as of the Closing Date (based on then existing law) and (ii) the existence or scope of the obligation of such other Person as of the Closing Date was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Closing Date or as a result of the failure of such claim or other right to have been discovered or asserted as of the Closing Date. A claim or right meeting the foregoing definition shall be considered a Contingent Gain regardless of whether there was any Action pending, threatened or contemplated as of the Closing Date with respect thereto. For purposes of the foregoing, a claim or right shall be deemed to have accrued as of the Closing Date if all the elements of the claim necessary for its assertion shall have occurred on or prior to the Closing Date, such that the claim or right, were it asserted in an Action on or prior to the Closing Date, would not be dismissed by a court on ripeness or similar grounds. Notwithstanding the foregoing, none of (i) any payment to any member of any Group pursuant to or in respect of any of the RBOC Agreements, (ii) any Insurance Proceeds, (iii) any Excluded Assets, (iv) any reversal of any litigation or other reserve, or (v) any matters relating to Taxes (which are governed by the Tax Sharing Agreement) shall deemed to be a Contingent Gain.

     (c) CONTINGENT LIABILITY means any Liability, other than Liabilities for Taxes (which are governed by the Tax Sharing Agreement), of AT&T, Lucent, NCR or any of their respective Affiliates, whenever arising, to any Person other than AT&T, Lucent, NCR or any of their respective Affiliates, if and to the extent that (i) such Liability has accrued as of the Closing Date (based on then existing law) and (ii) the existence or scope of the obligation of AT&T, Lucent, NCR or any of their respective Affiliates as of the Closing Date with respect to such Liability was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Closing Date or as a result of the failure of such Liability to have been discovered or asserted as of the Closing Date (it being understood that the existence of a litigation or other reserve with respect to any Liability shall not be sufficient for such Liability to be considered acknowledged, fixed or determined). In the case of any Liability a portion of which had accrued as of the Closing Date and a portion of which accrues after the Closing Date, only that portion that had accrued as of the Closing Date shall be considered a Contingent Liability. For purposes of the foregoing, a Liability shall be deemed to have accrued as of the Closing Date if all the elements necessary for the assertion of a claim with respect to such Liability shall have occurred on or prior to the Closing Date, such that the claim, were it asserted in an Action on or prior to the Closing Date, would not be dismissed by a court on ripeness or similar grounds. For purposes of clarification of the foregoing, the parties agree that no Liability relating to, arising out of or resulting from any obligation of any Person to perform the executory portion of any contract or agreement existing as of the Closing Date, or to satisfy any obligation accrued under any Plan (as defined in the Employee Benefits Agreement) as of the Closing Date, shall deemed to be a Contingent Liability.

     (d) EXCESS PORTION means that portion, if any, of the aggregate Value of all amounts actually paid by AT&T, Lucent or NCR (in each case, together with any members of its respective Group), in respect of any single Exclusive Contingent Liability of such Group or any Related Exclusive Contingent Liabilities of such Group that is in excess of $100 million.

     (e) EXCLUSIVE AT&T CONTINGENT GAIN means any Contingent Gain if such Contingent Gain primarily relates to any AT&T Services Business, including the matters listed or described on Schedule 6.1(e) hereto, or if such Contingent Gain is expressly assigned to AT&T pursuant to this Agreement or any Ancillary Agreement.

     (f) EXCLUSIVE LUCENT CONTINGENT GAIN means any Contingent Gain if such Contingent Gain primarily relates to any Lucent Business, including the matters listed or described on Schedule 6.1(f) hereto, or if such Contingent Gain is expressly assigned to Lucent pursuant to this Agreement or any Ancillary Agreement.

     (g) EXCLUSIVE NCR CONTINGENT GAIN means any Contingent Gain if such Contingent Gain primarily relates to any NCR Business, including the matters listed or described on Schedule 6.1(g) hereto, or if such Contingent Gain is expressly assigned to NCR pursuant to this Agreement or any Ancillary Agreement.

     (h) EXCLUSIVE AT&T CONTINGENT LIABILITY means any Contingent Liability (other than an RBOC Liability) if such Contingent Liability primarily relates to any AT&T Services Business, including the matters listed or described on Schedule 6.1(e) hereto (as supplemented pursuant to Section 6.6(d)), or if such Contingent Liability is expressly assigned to AT&T pursuant to this Agreement or any Ancillary Agreement.

     (i) EXCLUSIVE CONTINGENT LIABILITY means any Exclusive AT&T Contingent Liability, Exclusive NCR Contingent Liability or Exclusive Lucent Contingent Liability.

     (j) EXCLUSIVE LUCENT CONTINGENT LIABILITY means any Contingent Liability (other than an RBOC Liability) if (i) such Contingent Liability primarily relates to any Lucent Business or to the matters listed or described on Schedule 2.3(a)(v), including the matters listed or described on Schedule 6.1(f) (as supplemented pursuant to Section 6.6(d)) hereto, (ii) such Contingent Liability relates to, arises out of or results from any Nassau Metals Liability, or (iii) such Contingent Liability is expressly assigned to Lucent pursuant to this Agreement or any Ancillary Agreement.

     (k) EXCLUSIVE NCR CONTINGENT LIABILITY means any Contingent Liability (other than an RBOC Liability) if such Contingent Liability primarily relates to any NCR Business, including the matters listed or described on Schedule 6.1(g) (as supplemented pursuant to Section 6.6(d)) hereto, or if such Contingent Liability is expressly assigned to NCR pursuant to this Agreement or any Ancillary Agreement.

     (l)  RELATED EXCLUSIVE CONTINGENT LIABILITIES of any Group means:

        (i) in the case of any Exclusive Contingent Liabilities of such Group other than Environmental Liabilities, any set or group of Exclusive Contingent Liabilities of such Group (but not including any Exclusive Contingent Liabilities of any other Group) arising from:

     (A) any single Action (including any group of Actions that are consolidated as a single Action and any Action or Actions certified as a class action);

     (B) any Action that is brought or threatened to be brought as a class action and that is settled; or

     (C) any group of Actions (other than workers' compensation Actions by or on behalf of former or current employees of any member of such Group) asserting claims in respect of repetitive stress injuries (RSIs) that arise or are alleged to arise from the manufacture or sale of equipment, such as computer keyboards, to third parties; and

        (ii) in the case of any Exclusive Contingent Liabilities of such Group that are Environmental Liabilities:

     (A) any and all Environmental Liabilities of such Group associated with a single site; and

     (B) any and all Environmental Liabilities of such Group arising from separate sites but listed on the National Priorities List as a single site. Exclusive Contingent Liabilities of such Group that are Environmental Liabilities of such Group arising from sites listed separately on the National Priorities List shall not be deemed to be Related Exclusive Contingent Liabilities. Whether sites not listed on the National Priorities List shall be deemed to be a "single site" for purposes of clause (B) of this definition shall be determined by applying the definition of "on-site" contained in 40 C.F.R.
300.5 (as in effect an as of the date of this Agreement) which provides that "On-site means the areal extent of contamination and all suitable areas in very close proximity to the contamination necessary for implementation of the response action." Site identifications by a state or local Governmental Authority similar in import to those authorized by the definition of "on-site" in 40 C.F.R. Section 300.5 (as in effect as of the date of this Agreement) shall similarly be determinative of whether sites not listed on the National Priorities List shall be deemed to be a "single site" for purposes of this definition.

     (m)  SHARED AT&T PERCENTAGE means 75%.

     (n) SHARED CONTINGENT GAIN means any Contingent Gain that is not an Exclusive AT&T Contingent Gain, an Exclusive Lucent Contingent Gain or an Exclusive NCR Contingent Gain, including any Contingent Gain relating to, arising out of or resulting from the matters set forth on
          Schedule 6.1(n).

     (o)  SHARED CONTINGENT LIABILITY means, without duplication:

        (i) any Contingent Liability that is not an Exclusive AT&T Contingent Liability, an Exclusive Lucent Contingent Liability or an Exclusive NCR Contingent Liability;

        (ii)  any RBOC Liability;

        (iii) any Liability (other than Taxes) relating to, arising out of or resulting from any Other Discontinued Operation; and

        (iv) any Liability (other than Taxes) relating to, arising out of or resulting from the matters set forth on Schedule 6.1(n).

     (p)  SHARED NCR PERCENTAGE means 3%.

     (q)  SHARED LUCENT PERCENTAGE means 22%.

     (r) SHARED PERCENTAGE means the Shared AT&T Percentage, the Shared NCR Percentage or the Shared Lucent Percentage, as the case may be.

     (s) VALUE means the aggregate amount of all cash payments, the fair market value of all non-cash payments and the incremental cost of providing any goods or services made or provided in respect of any Exclusive Contingent Liability or Related Exclusive Contingent Liabilities, whether in satisfaction of any judgment, in settlement of any Action or threatened Action or otherwise (including all costs and expenses (including allocated costs of in-house counsel and other personnel), of defending or investigating any Action or threatened Action), net of: (i) any Insurance Proceeds received or realized in respect of the applicable Exclusive Contingent Liability or Related Exclusive Contingent Liabilities (applied in reduction of the applicable Liability in the manner contemplated by Section 5.4), (ii) any Tax benefits associated with such payments or the provision of such goods or services (based on assumed effective Tax rate equal to the effective Tax rate of the applicable party for the fiscal year immediately preceding the year in which such payments are made or goods or services provided (it being understood that the effective Tax rate for any party whose earnings for such immediately preceding fiscal year are consolidated for federal income tax purposes with another corporation shall be the effective Tax rate of the corporation filing such federal income tax return for such immediately preceding fiscal year)), (iii) any amounts received pursuant to any RBOC Agreement in respect of the Exclusive Contingent Liability or Related Exclusive Contingent Liabilities, (iv) any other amounts recovered

          (including by way of set off) from a third party in connection with any such Action or threatened Action and (v) the amount of any reserve, account payable or similar accrual in respect of the Exclusive Contingent Liability or Related Exclusive Contingent Liabilities, net of any offsetting receivables in respect of such Exclusive Contingent Liability or Related Exclusive Contingent Liabilities, in each case as reflected on the Lucent Balance Sheet or the audited consolidated balance sheet of AT&T, including the notes thereto, as of December 31, 1995 (and without giving effect to any subsequent adjustment of any such reserve, account payable, accrual or offsetting receivable).

     6.2. CONTINGENT GAINS. (a) Each of AT&T, Lucent and NCR shall have sole and exclusive right to any benefit received with respect to any Exclusive AT&T Contingent Gain, Exclusive Lucent Contingent Gain or Exclusive NCR Contingent Gain, respectively. Each of AT&T, Lucent and NCR shall have sole and exclusive authority to commence, prosecute, settle, manage, control, conduct, waive, forego, release, discharge, forgive and otherwise determine all matters whatsoever with respect to any Exclusive AT&T Contingent Gain, Exclusive Lucent Contingent Gain or Exclusive NCR Contingent Gain, respectively.

     (b) Any benefit that may be received from any Shared Contingent Gain shall be shared among AT&T, Lucent and NCR in proportion to the Shared AT&T Percentage, the Shared Lucent Percentage and the Shared NCR Percentage, respectively, and shall be paid in accordance with Section
          6.5. Notwithstanding the foregoing, AT&T shall have sole and exclusive authority to commence, prosecute, settle, manage, control, conduct, waive, forgo, release, discharge, forgive and otherwise determine all matters whatsoever with respect to any Shared Contingent Gain. Neither Lucent nor NCR shall take, or permit any member of their respective Groups to take, any action (including commencing any claim) that would interfere with such rights and powers of AT&T. AT&T shall use its reasonable efforts to notify each of Lucent and NCR in the event that it commences an Action with respect to a Shared Contingent Gain; provided that the failure to provide such notice shall not give rise to any rights on the part of Lucent or NCR against AT&T or affect any other provision of this Section 6.2. Each of Lucent and NCR acknowledges that AT&T may elect not to pursue any Shared Contingent Gain for any reason whatsoever (including a different assessment of the merits of any Action, claim or right than Lucent or NCR or any business reasons that are in the best interests of AT&T or a member of the AT&T Services Group, without regard to the best interests of any member of the Lucent Group or the NCR Group) and that no member of the AT&T Group shall have any liability to any Person (including any member of the Lucent Group or the NCR Group) as a result of any such determination.

     (c) In the event of any dispute as to whether any claim or right is a Contingent Gain or whether any Contingent Gain is a Shared Contingent Gain, an Exclusive AT&T Contingent Gain, an Exclusive Lucent Contingent Gain or an Exclusive NCR Contingent Gain, AT&T may, but shall not be obligated to, commence prosecution or other assertion of such claim or right pending resolution of such dispute. In the event that AT&T commences any such prosecution or assertion and, upon resolution of the dispute, a party other than AT&T is determined hereunder to have the exclusive right to such claim or right, AT&T shall, promptly upon the request of such other party, discontinue the prosecution or assertion of such right or claim and transfer the control thereof to the party so determined to have the right thereto. In such event, the party having the right to such claim or right will reimburse AT&T for all costs and expenses (including allocated costs of in-house counsel and other personnel), reasonably incurred prior to resolution of such dispute in the prosecution or assertion of such claim or right.

     6.3. EXCLUSIVE CONTINGENT LIABILITIES. (a) Except as otherwise provided in this Section 6.3, each Exclusive Contingent Liability or Related Exclusive Contingent Liability shall constitute a Liability for which indemnification is provided by AT&T, Lucent or NCR, as the case may be, pursuant to Article V hereof and shall be subject to the procedures set forth in Article V with respect thereto.

     (b) Notwithstanding anything to the contrary in this Agreement, except as set forth in paragraph (f) of this Section 6.3, if the aggregate Value of all amounts paid by AT&T, Lucent or NCR (in each case, together with any members of its respective Group) in respect of any single Exclusive Contingent Liability of such Group or any Related Exclusive Contingent Liabilities of such Group is in excess of $100 million, each of AT&T, Lucent or NCR, as the case may be, shall be entitled to reimbursement from each of the others for a share of the Excess Portion in accordance with the following percentages:

        (i) in the case of Exclusive AT&T Contingent Liabilities, AT&T shall bear 75 percent of such Excess Portion, Lucent shall bear 22 percent of such Excess Portion, and NCR shall bear 3 percent of such Excess Portion;

        (ii) in the case of Exclusive NCR Contingent Liabilities, NCR shall bear 50 percent of such Excess Portion, AT&T shall bear 37 percent of such Excess Portion and Lucent shall bear 13 percent of such Excess Portion; and

        (iii) in the case of Exclusive Lucent Contingent Liabilities, Lucent shall bear 50 percent of such Excess Portion, AT&T shall bear 47 percent of such Excess Portion and NCR shall bear 3 percent of such Excess Portion.

     (c) In the event that after any payment is made by any party to any other party in accordance with the allocation set forth in Section 6.3(b), any party or any member of such party's Group receives any Insurance Proceeds, obtains any recovery pursuant to an RBOC Agreement or obtains any other amounts that, in any such case, would reduce the Value of all amounts paid by such party and the members of its Group in respect of the applicable Exclusive Contingent Liability or Liabilities, such party will promptly notify each other party of the receipt of such Insurance Proceeds or recovery of such amount pursuant to an RBOC Agreement or otherwise and will promptly reimburse each other party for the amount of any payment that such first party would not have been entitled to receive if it had received such Insurance Proceeds or obtained such recovery pursuant to an RBOC Agreement or otherwise on or prior to the date it received a payment pursuant to this Section. Each such repayment will be accompanied by interest accruing from the date of receipt of the original payment pursuant to this Section to the date of such repayment at a rate equal to the Prime Rate plus 2% per annum.

     (d) Each party agrees to use its reasonable best efforts to advise each other party if it becomes aware of one or more Exclusive Contingent Liabilities that may result in a Value of $100 million or more; provided, however, that no failure to give any such notice shall relieve any other party of any obligation pursuant to this Agreement. In the event of any such notice, or if any other party otherwise determines that any such risk may exist, the other parties will be entitled at their own expense to monitor any such Action. In any such event, the parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent reasonably practicable the attorney-client privilege with respect thereto.

     (e) It shall not be a defense to any obligation by any party to pay any amount in respect of any Excess Portion that such party was not consulted in the defense thereof, that such party's views or opinions as to the conduct of such defense were not accepted or adopted, that such party does not approve of the quality or manner of the defense thereof or that such Excess Portion was incurred by reason of a settlement rather than by a judgment or other determination of liability (even if, subject to Section 5.5(g), such settlement was effected without the consent or over the objection of such party).

     (f) Neither AT&T nor Lucent (nor any member of their respective Groups) will be entitled to reimbursement pursuant to this Section 6.3 for a share of the Excess Portion in respect of any Exclusive Contingent Liability or Related Exclusive Contingent Liabilities that would be subject to sharing with the RBOCs pursuant to any

          RBOC Agreement, unless the applicable party shall have pursued in good faith any recovery to which it or any member of its Group may be entitled under such RBOC Agreement in respect of such Exclusive Contingent Liability or Related Exclusive Contingent Liabilities.

     6.4. SHARED CONTINGENT LIABILITIES. (a) As set forth in Section 5.5(c), AT&T shall assume the defense of, and may seek to settle or compromise, any Third Party Claim that is a Shared Contingent Liability, and the costs and expenses (including allocated costs of in-house counsel and other personnel) thereof shall be included in the calculation of the amount of the applicable Shared Contingent Liability in determining the reimbursement obligations of the other parties with respect thereto pursuant to this Section 6.4.

     (b) Each of AT&T, Lucent and NCR shall be responsible for its Shared Percentage of any Shared Contingent Liability. It shall not be a defense to any obligation by any party to pay any amount in respect of any Shared Contingent Liability that such party was not consulted in the defense thereof, that such party's views or opinions as to the conduct of such defense were not accepted or adopted, that such party does not approve of the quality or manner of the defense thereof or that such Shared Contingent Liability was incurred by reason of a settlement rather than by a judgment or other determination of liability (even if, subject to Section 5.5(g), such settlement was effected without the consent or over the objection of such party).

     6.5. PAYMENTS. (a) Any amount owed in respect of any Shared Contingent Liabilities (including reimbursement for the cost or expense (including allocated costs of inhouse counsel and other personnel) of defense of (i) any Third Party Claim that is a Shared Contingent Liability), (ii) any Excess Portion of any Exclusive Contingent Liabilities or of any Related Exclusive Contingent Liabilities or (iii) any Shared Contingent Gains pursuant to this
Article VI shall be remitted promptly after the party entitled to such amount provides an invoice (including reasonable supporting information with respect thereto) to the party owing such amount.

     (b) In the case of any Shared Contingent Liability, AT&T shall be entitled to reimbursement from Lucent and NCR in advance of a final determination of any Action for amounts paid in respect of costs and expenses (including allocated costs of in-house counsel and other personnel) related thereto, from time to time as such costs and expenses are incurred. In the case of any Shared Contingent Gain, AT&T shall be entitled to retain from the amount of the Shared Contingent Gain otherwise payable to Lucent and NCR, Lucent's and NCR's respective Shared Percentage of the costs and expenses (including allocated costs of in-house counsel and other personnel) paid or incurred by or on behalf of any member of the AT&T Services Group in connection with such Shared Contingent Gain.

     (c)  Any amounts billed and properly payable in accordance with this
          Article VI that are not paid within 30 days of such bill shall bear interest at the Prime Rate plus 2% per annum.

     6.6. PROCEDURES TO DETERMINE STATUS OF CONTINGENT LIABILITY OR
CONTINGENT
GAIN. (a) As of the Closing Date, and with respect to Actions not set forth on Schedules 6.1(e), 6.1(f), 6.1(g) or 6.1(n), AT&T, Lucent and NCR will form the Contingent Claim Committee for the purpose of resolving any disagreement among the parties as to whether:

        (i)   any claim or right is a Contingent Gain;

        (ii) any Contingent Gain is a Shared Contingent Gain, an Exclusive AT&T Contingent Gain, an Exclusive Lucent Contingent Gain or an Exclusive NCR Contingent Gain;

        (iii) any Liability is a Contingent Liability;

        (iv) any Contingent Liability is a Shared Contingent Liability, an Exclusive AT&T Contingent Liability, an Exclusive Lucent Contingent Liability or an Exclusive NCR Contingent Liability; or

        (v) any Exclusive Contingent Liabilities constitute Related Exclusive Contingent Liabilities.

     (b) Any of the parties may refer any potential Contingent Gains or Contingent Liabilities to the Contingent Claim Committee for resolution of a disagreement described in Section 6.6(a) and the Contingent Claim Committee's determination (which shall be made within 30 days of such referral), if unanimous, shall be binding on all of the parties and their respective successors and assigns. In the event that the Contingent Claim Committee cannot reach a unanimous determination as to the nature or status of any such Contingent Liabilities or Contingent Gains within 30 days after such referral, the issue will be submitted for arbitration pursuant to the procedures set forth in Article IX of this Agreement, subject to Section 9.8. The outcome of the arbitration pursuant to Article IX (subject to Section 9.8) shall be final and binding on all parties and their respective successors and assigns.

     (c) In resolving, with respect to any matter not set forth in Schedules 6.1(e), 6.1(f), 6.1(g) and 6.1(n), whether (i) any Contingent Gain is a Shared Contingent Gain, an Exclusive AT&T Contingent Gain, an Exclusive Lucent Contingent Gain or an Exclusive NCR Contingent Gain or (ii) any Contingent Liability is a Shared Contingent Liability, an Exclusive AT&T Contingent Liability, an Exclusive Lucent Contingent Liability or an Exclusive NCR Contingent Liability, the categorization of Contingent Claims and Contingent Liabilities existing as of the Closing Date, as reflected in Schedules 6.1(e), 6.1(f), 6.1(g) and 6.1(n), shall be considered and used as a precedential guide.

     (d) At any time or from time to time prior to the Closing Date, the Solicitor General of AT&T, following consultation with representatives of each of Lucent and NCR, may amend or supplement any of Schedules 6.1(e), 6.1(f), 6.1(g) and 6.1(n). Without limiting the foregoing, prior to the Closing Date, the parties will continue to review
          Schedule 6.1(n) to determine whether any matter set forth therein will be reassigned as an Exclusive Contingent Liability.

     6.7. CERTAIN CASE ALLOCATION MATTERS. Lucent and NCR acknowledge that Third Party Claims may be asserted in respect of alleged repetitive stress injuries in a single Action (including a group of consolidated Actions) that involve both computer keyboards or related equipment manufactured in the conduct of the NCR Business (which would constitute an Exclusive NCR Contingent Liability) and computer keyboards or related equipment manufactured in the conduct of the discontinued computer operations of AT&T and its Affiliates, other than any member of the NCR Group (which would constitute an Exclusive Lucent Contingent Liability). Lucent and NCR agree to use their reasonable best efforts to share responsibility (including for all costs and expenses (including allocated costs of in-house counsel and other personnel)) for any such Third Party Claims or Actions, notwithstanding any allocation of such Actions set forth in

Schedules 6.1(e), 6.1(f), 6.1(g) and 6.1(n), so that, to the maximum extent reasonably practicable, the parties will have the same rights and obligations as would have been applicable if such matters had been commenced as separate Actions. Third Party Claims with respect to computer keyboards or related equipment manufactured in the conduct of the NCR Business shall not be deemed to be Related Exclusive Contingent Liabilities with Third Party Claims with respect to any computer keyboards or related equipment manufactured in the conduct of the discontinued computer operations of AT&T and its Affiliates (other than any member of the NCR Group).

                                  ARTICLE VII
                  INTERIM OPERATIONS AND CERTAIN OTHER MATTERS

     7.1. INSURANCE MATTERS. (a) Lucent agrees that it will pay to AT&T $1 million per month (prorated on a daily basis for any partial month) in respect of the period from the date hereof until the Distribution Date, such amount to be payable in arrears by the 10th day of the next succeeding month, in respect of Insurance Policies under which Lucent will continue to have coverage following the date hereof. AT&T and Lucent agree to cooperate in good faith to provide for an orderly transition of insurance coverage from the date hereof through the Distribution Date and for the treatment of any Insurance Policies that will remain in effect following the Closing Date on a mutually agreeable basis. In no event shall AT&T, any other member of the AT&T Group or any AT&T Indemnitee or NCR Indemnitee have liability or obligation whatsoever to any member of the Lucent Group in the event that any Insurance Policy or other contract or policy of insurance shall be terminated or otherwise cease to be in effect for any reason, shall be unavailable or inadequate to cover any Liability of any member of the Lucent Group for any reason whatsoever or shall not be renewed or extended beyond the current expiration date.

     (b) As promptly as practicable, each party shall use its reasonable best efforts to consummate the transactions set forth on Schedule 7.1(b) with respect to American Ridge and its Subsidiaries.

     (c) (i) Except in the case of the Ridge Lucent Policies and except as otherwise provided in any Ancillary Agreement, the parties intend by this Agreement that Lucent and each other member of the Lucent Group be successors-in-interest to all rights that any member of the Lucent Group may have as of the Closing Date as a subsidiary, affiliate, division or department of AT&T prior to the Closing Date under any policy of insurance issued to AT&T by any insurance carrier unaffiliated with AT&T or under any agreements related to such policies executed and delivered prior to the Closing Date, including any rights such member of the Lucent Group may have, as an insured or additional named insured, subsidiary, affiliate, division or department, to avail itself of any such policy of insurance or any such agreements related to such policies as in effect prior to the Closing Date. At the request of Lucent, AT&T shall take all reasonable steps, including the execution and delivery of any instruments, to effect the foregoing; provided however that AT&T shall not be required to pay any amounts, waive any rights or incur any Liabilities in connection therewith.

        (ii) Except in the case of the Ridge Lucent Policies and except as otherwise contemplated by any Ancillary Agreement, after the Closing Date, none of AT&T or Lucent or any member of their respective Groups shall, without the consent of the other, provide any such insurance carrier with a release, or amend, modify or waive any rights under any such policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights of any member of the other Group thereunder; provided however that the foregoing shall not (A) preclude any member of any Group from presenting any claim or from exhausting any policy limit, (B) require any member of any Group to pay any premium or other amount or to incur any Liability, or (C) require any member of any Group to renew, extend or continue any policy in force. Each of Lucent and AT&T will share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion.

     (d) This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any member of the AT&T Group in respect of any Insurance Policy or any other contract or policy of insurance.

     (e) Lucent does hereby, for itself and each other member of the Lucent Group, their respective Affiliates (other than any member of the AT&T Group), successors and assigns, and all Persons who at any time have been shareholders, directors, officers, agents or employees of any member of the Lucent Group (in each case, in their respective capacities as such), agree that all Ridge Lucent Policies will automatically be terminated in all respects as of the Distribution Date (without any further action by any Person) and, as of such date, remise, release and forever discharge each AT&T Indemnitee and each NCR Indemnitee with respect thereto. Lucent agrees to indemnify, defend and hold harmless each member of the AT&T Group and each AT&T Indemnitee and NCR Indemnitee if any Person shall claim that it is entitled to any payment from any of the foregoing in respect of any Ridge Lucent Policy. At the request of AT&T, Lucent will take, or cause to be taken, all action necessary to terminate any Ridge Lucent Policies and all Liabilities of any member of the AT&T Group thereunder, effective as of the Distribution Date.

     (f) Lucent does hereby, for itself and each other member of the Lucent Group, agree that no member of the AT&T Group or any AT&T Indemnitee or NCR Indemnitee shall have any Liability whatsoever as a result of the insurance policies and practices of AT&T and its Affiliates as in effect at any time prior to the Closing Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

     (g) Nothing in this Agreement shall be deemed to restrict any member of the Lucent Group from acquiring at its own expense any other insurance policy in respect of any Liabilities or covering any period.

     7.2. COLLECTION OF ACCOUNTS RECEIVABLE. (a) Lucent acknowledges on behalf of itself and each other member of the Lucent Group that it is aware that the Retained Receivables are Excluded Assets and that certain Persons that are account debtors with respect to accounts receivables included in the Lucent Assets (or that in the future may otherwise become payable to a member of the Lucent Group) are also account debtors with respect to the Retained Receivables. Lucent agrees that from and after the date hereof and prior to December 31, 1997, unless otherwise specifically directed by AT&T, Lucent, as agent for AT&T, will take all commercially reasonable steps consistent with the Lucent Business's current practices to service and collect the Retained Receivables. AT&T and S&T will cooperate to establish as promptly as practicable mutually acceptable operational procedures. In addition, Lucent will use all reasonable best efforts to satisfy any conditions to the payment of any Retained Receivables and to fulfill all obligations to the applicable account debtors related to such Retained Receivables; provided, however that if, in order to collect any Retained Receivables, Lucent is required to engage a collection agency or to institute legal proceedings or any other Action it shall be entitled to be reimbursed for its reasonable out-of-pocket costs and expenses incurred in connection therewith. After December 31, 1997, the parties will negotiate in good faith with respect to the final disposition of any then outstanding Retained Receivables.

     (b) Any payment made by an account debtor to Lucent or any member of the Lucent Group with respect to an account receivable shall be applied to the Retained Receivables (and paid over to AT&T in accordance with this Section 7.2) before they are applied to any other account receivable whenever arising for such account debtor (regardless of the respective dates of such accounts receivable or of any specific notation to the contrary by the applicable account debtor), unless the applicable account debtor specifies that such payment shall be applied to another account payable of such account debtor that (i) arose from an order placed after the date of this Agreement and (ii) is both due and paid prior to the first due date of any Retained Receivable or any other account receivable of such account debtor.

     (c) Each of AT&T and Lucent shall deliver to the other such schedules and other information with respect to the Retained Receivables and the accounts receivables included in the Lucent Assets as each shall reasonably request from time to time in order to permit such parties to reconcile their respective records and to monitor the collection of all accounts receivable (whether Lucent Assets or Retained Receivables). Each of Lucent and AT&T shall afford the other reasonable access to its books and records relating to any accounts receivable. Without limiting the foregoing, Lucent shall at all times maintain the ability to provide to AT&T promptly upon request a true and complete schedule of all Retained Receivables due and owing as of the end of the prior month.

     (d) By the 15th day of each month (or if such day is not a business day, by the next business day), Lucent hereby irrevocably agrees to pay over, or cause to be paid over, in immediately available funds to AT&T, at no cost or charge to AT&T or any of its Affiliates (other than any member of the Lucent Group), any and all amounts which were received (or deemed received in accordance with Section 7.2(b)) during the immediately preceding month by any member of the Lucent Group in respect of the Retained Receivables. Any such amounts not paid over to AT&T by the date specified in the first sentence of this Section

          7.2(d) shall bear interest at the Prime Rate plus 2% per annum.

     (e) Nothing in this Agreement or any Ancillary Agreement shall be construed to grant to any member of the Lucent Group any right, title or interest in any Retained Receivable and no member of the Lucent Group shall have any right or power to, and no member of the Lucent Group shall, grant or suffer to exist any right of set off, lien or any other Security Interest in any Retained Receivables or proceeds thereof. Lucent will not, and it will not permit any member of the Lucent Group to, extend or otherwise change the amount or other terms of payment of any Retained Receivable, unless Lucent shall have paid to AT&T an amount equal to the full amount of such Retained Receivable. Lucent hereby irrevocably and unconditionally agrees that it shall not assert (and it shall not permit any member of the Lucent Group to assert) any offsets, claims, counterclaims or defenses in respect of the Retained Receivables or its obligations to pay over any such Retained Receivables to AT&T hereunder (whether existing on the date hereof or arising hereafter and whether or not relating to the transactions contemplated by this Agreement, any Ancillary Agreement or otherwise).

     (f) AT&T shall retain the right to collect or seek to collect in such manner as it may in its sole discretion determine all or any portion of the Retained Receivables.

     (g) Lucent hereby represents and warrants to AT&T that each Retained Receivable constitutes a legal, valid and binding obligation of the applicable account debtor enforceable against such account debtor in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally, and is not subject to any Security Interest or any other lien, claim, defense or right of set-off.

     (h) On or prior to February 15, 1996, Lucent shall deliver to AT&T a true and correct list of each of the Retained Receivables in such form as AT&T shall reasonably request. Such list shall specify the face amount of each Retained Receivable and a summary of the total Retained Receivables, including the allocations thereof among the Lucent business units, the applicable credit loss reserve thereon and such other information as AT&T shall reasonably request.

     7.3. OPERATING FINANCIAL LIABILITIES. (a) As between Lucent and AT&T, Lucent hereby irrevocably assumes and agrees to pay, perform, satisfy and discharge all liabilities, obligations, contingencies and other Liabilities under, or otherwise relating to, arising out of or resulting from, all Lucent OFL's. For purposes of this Agreement, the term "Lucent OFL" means the OFL's listed or described on Schedule 7.3(a) and any other OFL's that are primarily related to, arise out of or result from any Lucent Asset, Lucent Liability (including any Lucent Contract) or Lucent Business or that were otherwise entered into in connection with the conduct of the Lucent Business. The parties hereto acknowledge that there may be OFL's that are Lucent OFL's that are not set forth or described on such Schedule 7.3(a), either because such OFL's are entered into after the date hereof or because such OFL's were inadvertently excluded from such Schedule. As a result, the parties agree to cooperate in good faith to supplement Schedule 7.3(a) as any additional Lucent OFL's are identified. In the event that any OFL is so added to such Schedule 7.3(a), AT&T will retroactively bill Lucent in accordance with this Section 7.3 for any amount payable by any member of the AT&T Group on or after the date hereof, and AT&T will retroactively credit Lucent in accordance with this Section 7.3 for any amount paid to any member of the AT&T Group on or after the date hereof, together in each case with interest thereon from the date of payment by or to any such member of the AT&T Group, as the case may be, to the date of settlement of such bill or credit, at the AT&T CP Rate that would have been applicable if such Lucent OFL had originally been included on Schedule 7.3(a), subject to increase pursuant to Section 7.3(c)(ii).

     (b) (i) AT&T may, from time to time, set forth on Schedule 7.3(a) whether any Lucent OFL's are to be paid, performed, satisfied and discharged directly by Lucent. AT&T may at any time or from time to time on at least 30 days' written notice to Lucent, modify such Schedule 7.3(a) to change whether any Lucent OFL shall thereafter be paid, performed, satisfied and discharged directly by Lucent or by AT&T. AT&T shall, in the absence of any default by Lucent under this Section 7.3, pay, or cause to be paid, all other Lucent OFL's, and Lucent agrees to reimburse AT&T for such payments in accordance with the terms of this
          Section 7.3. If Lucent is in default of any of its obligations under this Section 7.3, AT&T shall no longer be required to pay, or cause to be paid, any Lucent OFL's and Lucent shall be required directly to pay, perform, satisfy and discharge such Lucent OFL's.

        (ii) In the event that payments are made by a third party under any Lucent OFL, if Lucent is not in default of any of its obligations under this Section 7.3, (A) if any such payment is made to any member of the Lucent Group, such member of the Lucent Group will be entitled to retain any such payments received by it, and (B) if any such payment is made to any member of the AT&T Group, such member of the AT&T Group shall, at AT&T's election, either remit any such amounts it receives to Lucent or net such amounts against payments AT&T is then required to make under any other Lucent OFL or against payments then owed (whether or not then due) to AT&T by Lucent hereunder.

        (iii) In the event that payments are made by a third party under any Lucent OFL, if Lucent is in default of any of its obligations under this Section 7.3, (A) if any such payment is made to any member of the Lucent Group, Lucent shall promptly remit any such payments to AT&T, and (B) if any such payment is made to any member of the AT&T Group, AT&T shall be entitled (but not required) to apply any such payments to satisfy, any such breach by Lucent, either, at AT&T's option, by netting amounts then owed (whether or not then due) to AT&T by Lucent hereunder or by paying over such monies in order to satisfy any obligation in respect of any Lucent OFL.

        (iv) In the event that payment or receipt of commodities or other property is called for under any Lucent OFL, the parties will mutually agree upon reasonable then current market-based valuations to convert such payment or receipt into dollars, unless Lucent determines to make delivery or take receipt under the Lucent OFL in commodities or property.

     (c) (i) AT&T shall issue a statement to Lucent for the payments due from or payable to Lucent pursuant to this Section 7.3 in respect of any month by the tenth business day of the following month. Each such statement shall set forth the AT&T CP Rate for the immediately preceding month. Interest will accrue and be payable by Lucent on all amounts due pursuant to this Section 7.3 in respect of Lucent OFL's at the AT&T CP Rate in effect for the month immediately preceding the month in which the statement is issued from the date of payment of any such amount by any member of the AT&T Group under any Lucent OFL to the date of payment therefor to AT&T by Lucent. In the event payments are due by AT&T to Lucent under this Section 7.3, AT&T will pay interest at the AT&T CP Rate in effect for the month immediately preceding the month in which the statement is issued from the date of receipt by AT&T under an Lucent OFL to the date of payment by AT&T. All payments under this Section 7.3 shall be in same day funds.

        (ii) Lucent agrees to pay AT&T any amounts due (including in respect of interest) within 10 days of receipt of each statement. AT&T will remit to Lucent any payments (including in respect of interest) received by any member of the AT&T Group under any Lucent OFL (to the extent not netted in accordance with Section 7.3(b)) within 10 days of the date of statement. Any amounts not paid when due shall bear interest at the Prime Rate plus 2% per annum in lieu of the AT&T CP Rate.

     (d) (i) Lucent may prepay (or effect the early termination) of any Lucent OFL's provided that no additional Liability is thereby created for any member of the AT&T Group other than any Liabilities that are fully discharged and satisfied by Lucent simultaneously with such prepayment or early termination.

        (ii) Without AT&T's written consent, Lucent will not enter into or permit any amendment, modification or waiver of any provision of any Lucent OFL; provided that AT&T agrees that it will consent to any such amendments, modifications or waivers that do not create additional obligations or Liabilities for any member of the AT&T Group or otherwise adversely affect any member of the AT&T Group.

        (iii) Each party will give prompt notice to the other party of any default by it or, if it becomes aware thereof, by any third party under any Lucent OFL.

        (iv) In the event that Lucent makes any payment in respect of an Lucent OFL, Lucent will be subrogated to all rights of AT&T or any member of the AT&T Group with respect to such Lucent OFL, including with respect to collateral, to the extent of such payment.

     7.4. CERTAIN BUSINESS MATTERS. (a) No member of any Group shall have any duty to refrain from (i) engaging in the same or similar activities or lines of business as any member of any other Group, (ii) doing business with any potential or actual supplier or customer of any member of any other Group, or
(iii) engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual suppliers or customers of any member of any other Group.

     (b) Each of AT&T, Lucent and NCR is aware that from time to time certain business opportunities may arise which more than one Group may be financially able to undertake, and which are, from their nature, in the line of more than one Group's business and are of practical advantage to more than one Group. In connection therewith, the parties agree that if prior to (but not following) the Distribution Date, any of AT&T, Lucent or NCR acquires knowledge of an opportunity that meets the foregoing standard with respect to more than one Group, none of AT&T, Lucent or NCR shall have any duty to communicate or offer such opportunity to any of the others and may pursue or acquire such opportunity for itself, or direct such opportunity to any other Person, unless (i) such opportunity relates primarily to the AT&T Services Business, the Lucent Business or the NCR Business, in which case the party that acquires knowledge of such opportunity shall use its reasonable best efforts to communicate and offer such opportunity to AT&T, Lucent or NCR, respectively, or (ii) such opportunity relates both to the AT&T Services Business and the Lucent Business but not primarily to either one, in which case such party shall use its reasonable best efforts to communicate and offer such opportunity to

          Lucent. Notwithstanding the foregoing, no party shall be required to so communicate or offer any such opportunity if it would result in the breach of any contract or agreement or violate any applicable law, rule or regulation of any Governmental Authority, no party shall have any obligation to finance (or provide any other assistance whatsoever) to any other party in connection with any such opportunity. In the event the foregoing clause (i) or (ii) is applicable, no party, other than the party to whom the opportunity must be offered in accordance with such clauses, shall pursue or acquire such opportunity for itself, or direct such opportunity to any other Person, unless the party to whom the opportunity is required to be offered does not within a reasonable period of time begin to pursue, or does not thereafter continue to pursue, such opportunity diligently and in good faith.

     7.5. LATE PAYMENTS. Except as expressly provided to the contrary in this Agreement or in any Ancillary Agreement, any amount not paid when due pursuant to this Agreement or any Ancillary Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within 30 days of such bill, invoice or other demand) shall accrue interest at a rate per annum equal to the Prime Rate plus 2%.

     7.6. TRANSITIONAL BELL LABS SERVICES. Prior to, on, and after the Closing Date, AT&T and each member of the AT&T Group, shall have the right, to obtain from Lucent or any member of the Lucent Group, the Identified Bell Labs services, and such other services that are provided by Lucent Bell Laboratories that AT&T may from time to time reasonably determine are necessary to assure a smooth and orderly transition of the businesses, in each case on a commercially reasonable basis. Each of the parties shall use their reasonable best efforts to identify and document any such additional services on or prior to the Closing Date; provided, however, that whether or not identified prior to the Closing Date, prior to, on, and after the Closing Date, each member of the AT&T Group shall continue to have the right to obtain such services, on commercially reasonable terms, as contemplated by this Section 7.6.

                                  ARTICLE VIII
                    EXCHANGE OF INFORMATION; CONFIDENTIALITY

     8.1. AGREEMENT FOR EXCHANGE OF INFORMATION; ARCHIVES. (a) Each of
AT&T,
Lucent and NCR, on behalf of its respective Group, agrees to provide, or cause to be provided, to each other Group, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such respective Group which the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities or tax laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative, tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, tax or other similar requirements, or (iii) to comply with its obligations under this Agreement, any Ancillary Agreement or any Lucent OFL; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorneyclient privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

     (b) After the Closing Date, Lucent shall have access during regular business hours (as in effect from time to time) to the documents and objects of historic significance that relate to the Lucent Business that are located in the AT&T Archives located at 5 Reineman Road, Warren, New Jersey. Lucent may obtain copies (but not originals) of documents for bona fide business purposes and may obtain objects for exhibition purposes for commercially reasonable periods of time if required for bona fide business purposes, provided that Lucent shall cause any such objects to be returned promptly in the same condition in which they were delivered to Lucent and Lucent shall comply with any rules, procedures or other requirements, and shall be subject to any restrictions (including prohibitions on removal of specified objects), that are then applicable to AT&T. Lucent shall pay $125 per hour for archives research services (subject to increase from time to time to reflect rates then in effect for AT&T generally). Nothing herein shall be deemed to restrict the access of any member of the AT&T Group or the NCR Group to any such documents or objects or to impose any liability on any member of the AT&T Group if any such documents or objects are not maintained or preserved by AT&T.

     (c) After the date hereof, (i) Lucent shall maintain in effect at its own cost and expense adequate systems and controls to the extent necessary to enable the members of the AT&T Group to satisfy their respective reporting, accounting, audit and other obligations, and (ii) Lucent shall provide, or cause to be provided, to AT&T in such form as

          AT&T shall request, at no charge to AT&T, all financial and other data and information as AT&T determines necessary or advisable in order to prepare AT&T financial statements and reports or filings with any Governmental Authority.

     8.2. OWNERSHIP OF INFORMATION. Any Information owned by one Group that is provided to a requesting party pursuant to Section 8.1 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

     8.3. COMPENSATION FOR PROVIDING INFORMATION. The party requesting such Information agrees to reimburse the other party for the reasonable costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting party. Except as may be otherwise specifically provided elsewhere in this Agreement or in any other agreement between the parties, such costs shall be computed in accordance with the providing party's standard methodology and procedures.

     8.4. RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this Article VIII and other provisions of this Agreement after the Distribution Date, the parties agree to use their reasonable best efforts to retain all Information in their respective possession or control on the Distribution Date in accordance with the policies of AT&T as in effect on the Closing Date. No party will destroy, or permit any of its Subsidiaries to destroy, any Information which the other party may have the right to obtain pursuant to this Agreement prior to the third anniversary of the date hereof without first using its reasonable best efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such information prior to such destruction; provided, however, that in the case of any Information relating to Taxes or to Environmental Liabilities, such period shall be extended to the expiration of the applicable statute of limitations (giving effect to any extensions thereof).

     8.5. LIMITATION OF LIABILITY. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed after reasonable best efforts by such party to comply with the provisions of Section 8.4.

     8.6. OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this Article VIII are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in any Ancillary Agreement.

     8.7. PRODUCTION OF WITNESSES; RECORDS; COOPERATION. (a) After the Closing Date, except in the case of an adversarial Action by one party against another party (which shall be governed by such discovery rules as may be applicable under Article IX or otherwise), each party hereto shall use its reasonable best efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the requesting party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses (including allocated costs of in-house counsel and other personnel) in connection therewith.

     (b) If an Indemnifying Party or AT&T chooses to defend or to seek to compromise or settle any Third Party Claim, or if any party chooses to prosecute or otherwise evaluate or to pursue any Contingent Gain or any recovery in respect of any RBOC Agreement, the other parties shall make available to such Indemnifying Party, AT&T or such other party, as the case may be, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be, and shall otherwise cooperate in such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be.

     (c) Without limiting the foregoing, the parties shall cooperate and consult to the extent reasonably necessary with respect to any Actions, Contingent Liabilities and Contingent Gains.

     (d) Without limiting any provision of this Section, each of the parties agrees to cooperate, and to cause each member of its respective Group to cooperate, with each other in the defense of any infringement or similar claim with respect any intellectual property and shall not claim to acknowledge, or permit any member of its respective Group to claim to acknowledge, the validity or infringing use of any intellectual property of a third Person in a manner that would hamper or undermine the defense of such infringement or similar claim.

     (e)  The obligation of the parties to provide witnesses pursuant to this
          Section 8.7 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide as witnesses inventors and other officers without regard to whether the witness or the employer of the witness could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 8.7(a)).

     (f) In connection with any matter contemplated by this Section 8.7, the parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of any member of any Group.

     8.8. CONFIDENTIALITY. (a) Subject to Section 8.9, each of AT&T, Lucent and NCR, on behalf of itself and each member of its respective Group, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to AT&T's confidential and proprietary information pursuant to policies in effect as of the Closing Date, all Information concerning each such other Group that is either in its possession (including Information in its possession prior to any of the date hereof, the Closing Date or the Distribution Date) or furnished by any such other Group or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement, any Ancillary Agreement or otherwise, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of such party or any member of such Group or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by such party (or any member of such party's Group) which sources are not themselves bound by a confidentiality obligation), or (iii) independently generated without reference to any proprietary or confidential Information of the other party.

     (b) Each party agrees not to release or disclose, or permit to be released or disclosed, any such Information to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with Section 8.9. Without limiting the foregoing, when any Information is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, each party will promptly after request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

     8.9. PROTECTIVE ARRANGEMENTS. In the event that any party or any member of its Group either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of any other party (or any member of any other party's Group) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.

                                   ARTICLE IX
                        ARBITRATION; DISPUTE RESOLUTION

     9.1. AGREEMENT TO ARBITRATE. Except as otherwise specifically provided in any Ancillary Agreement, the procedures for discussion, negotiation and arbitration set forth in this Article IX shall apply to all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement or any Ancillary Agreement, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the date hereof), or the commercial or economic relationship of the parties relating hereto or thereto, between or among any member of the AT&T Services Group, the Lucent Group and the NCR Group. Each party agrees on behalf of itself and each member of its respective Group that the procedures set forth in this Article IX shall be the sole and exclusive remedy in connection with any dispute, controversy or claim relating to any of the foregoing matters and irrevocably waives any right to commence any Action in or before any Governmental Authority, except as expressly provided in Sections 9.7(b) and 9.8 and except to the extent provided under the Arbitration Act in the case of judicial review of arbitration results or awards. Each party on behalf of itself and each member of its respective Group irrevocably waives any right to any trial by jury with respect to any claim, controversy or dispute set forth in the first sentence of this Section 9.1.

     9.2. ESCALATION. (a) It is the intent of the parties to use their respective reasonable best efforts to resolve expeditiously any dispute, controversy or claim between or among them with respect to the matters covered hereby that may arise from time to time on a mutually acceptable negotiated basis. In furtherance of the foregoing, any party involved in a dispute, controversy or claim may deliver a notice (an "Escalation Notice") demanding an in person meeting involving representatives of the parties at a senior level of management of the parties (or if the parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of each party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the parties may be established by the parties from time to time; provided, however, that the parties shall use their reasonable best efforts to meet within 30 days of the Escalation Notice.

     (b) The parties may, by mutual consent, retain a mediator to aid the parties in their discussions and negotiations by informally providing advice to the parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any arbitration proceedings. The mediator may be chosen from a list of mediators previously selected by the parties or by other agreement of the parties. Costs of the mediation shall be borne equally by the parties involved in the matter, except that each party shall be responsible for its own expenses. Mediation is not a prerequisite to a demand for arbitration under Section 9.3.

     9.3. DEMAND FOR ARBITRATION. (a) At any time after the first to occur of
(i) the date of the meeting actually held pursuant to the applicable Escalation Notice or (ii) 45 days after the delivery of an Escalation Notice (as applicable, the "Arbitration Demand Date"), any party involved in the dispute, controversy or claim (regardless of whether such party delivered the Escalation Notice) may, unless the Applicable Deadline has occurred, make a written demand (the "Arbitration Demand Notice") that the dispute be resolved by binding arbitration, which Arbitration Demand Notice shall be given to the parties to the dispute, controversy or claim in the manner set forth in Section 12.5. In the event that any party shall deliver an Arbitration Demand Notice to another party, such other party may itself deliver an Arbitration Demand Notice to such first party with respect to any related dispute, controversy or claim with respect to which the Applicable Deadline has not passed without the requirement of delivering an Escalation Notice. No party may assert that the failure to resolve any matter during any discussions or negotiations, the course of conduct during the discussions or negotiations or the failure to agree on a mutually acceptable time, agenda, location or procedures for the meeting, in each case, as contemplated by Section 9.2, is a prerequisite to a demand for arbitration under Section 9.3.

     (b) Except as may be expressly provided in any Ancillary Agreement, any Arbitration Demand Notice may be given until one year and 45 days after the later of the occurrence of the act or event giving rise to the underlying claim or the date on which such act or event was, or should have been, in the exercise of reasonable due diligence, discovered by the party asserting the claim (as applicable and as it may in a particular case be specifically extended by the parties in writing, the "Applicable Deadline"). Any discussions, negotiations or mediations between the parties pursuant to this Agreement or otherwise will not toll the Applicable Deadline unless expressly agreed in writing by the parties. Each of the parties agrees on behalf of itself and each member of its Group that if an Arbitration Demand Notice with respect to a dispute, controversy or claim is not given prior to the expiration of the Applicable Deadline, as between or among the parties and the members of their Groups, such dispute, controversy or claim will be barred. Subject to Sections 9.7(d) and 9.8, upon delivery of an Arbitration Demand Notice pursuant to Section 9.3(a) prior to the Applicable Deadline, the dispute, controversy or claim shall be decided by a sole arbitrator in accordance with the rules set forth in this Article IX.

     9.4. ARBITRATORS. (a) Within 15 days after a valid Arbitration Demand Notice is given, the parties involved in the dispute, controversy or claim referenced therein shall attempt to select a sole arbitrator satisfactory to all such parties.

     (b) In the event that such parties are not able jointly to select a sole arbitrator within such 15-day period, such parties shall each appoint an arbitrator within 30 days after delivery of the Arbitration Demand Notice. If one party appoints an arbitrator within such time period and the other party or parties fail to appoint an arbitrator within such time period, the arbitrator appointed by the one party shall be the sole arbitrator of the matter.

     (c) In the event that a sole arbitrator is not selected pursuant to paragraph (a) or (b) above and, instead, two or three arbitrators are selected pursuant to paragraph (b) above, the two or three arbitrators will, within 30 days after the appointment of the later of them to be appointed, select an additional arbitrator who shall act as the sole arbitrator of the dispute. After selection of such sole arbitrator, the initial arbitrators shall have no further role with respect to the dispute. In the event that the arbitrators so appointed do not, within 30 days after the appointment of the later of them to be appointed, agree on the selection of the sole arbitrator, any party involved in such dispute may apply to CPR, New York, New York to select the sole arbitrator, which selection shall be made by such organization within 30 days after such application. Any arbitrator selected pursuant to this paragraph (c) shall be disinterested with respect to any of the parties and the matter and shall be reasonably competent in the applicable subject matter.

     (d) The sole arbitrator selected pursuant to paragraph (a), (b) or (c) above will set a time for the hearing of the matter which will commence no later than 90 days after the date of appointment of the sole arbitrator pursuant to paragraph (a), (b) or (c) above and which hearing will be no longer than 30 days (unless in the judgment of the arbitrator the matter is unusually complex and sophisticated and thereby requires a longer time, in which event such hearing shall be no longer than 90 days). The final decision of such arbitrator will be rendered in writing to the parties not later than 60 days after the last hearing date, unless otherwise agreed by the parties in writing.

     (e) The place of any arbitration hereunder will be New York, New York, unless otherwise agreed by the parties.

     9.5. HEARINGS. Within the time period specified in Section 9.4(d), the matter shall be presented to the arbitrator at a hearing by means of written submissions of memoranda and verified witness statements, filed simultaneously, and responses, if necessary in the judgment of the arbitrator or both the parties. If the arbitrator deems it to be essential to a fair resolution of the dispute, live cross-examination or direct examination may be permitted, but is not generally contemplated to be necessary. The arbitrator shall actively manage the arbitration with a view to achieving a just, speedy and cost-effective resolution of the dispute, claim or controversy. The arbitrator may, in his or her discretion, set time and other limits on the presentation of each party's case, its memoranda or other submissions, and refuse to receive any proffered evidence, which the arbitrator, in his or her discretion, finds to be cumulative, unnecessary, irrelevant or of low probative nature. Except as otherwise set forth herein, any arbitration hereunder will be conducted in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes then prevailing (except that the arbitration will not be conducted under the auspices of the CPR and the fee schedule of the CPR will not apply). Except as expressly set forth in Section 9.8(b), the decision of the arbitrator will be final and binding on the parties, and judgment thereon may be had and will be enforceable in any court having jurisdiction over the parties. Arbitration awards will bear interest at an annual rate of the Prime Rate plus 2% per annum. To the extent that the provisions of this Agreement and the prevailing rules of the CPR conflict, the provisions of this Agreement shall govern.

     9.6. DISCOVERY AND CERTAIN OTHER MATTERS. (a) Any party involved in the applicable dispute may request limited document production from the other party or parties of specific and expressly relevant documents, with the reasonable expenses of the producing party incurred in such production paid by the requesting party. Any such discovery (which rights to documents shall be substantially less than document discovery rights prevailing under the Federal Rules of Civil Procedure) shall be conducted expeditiously and shall not cause the hearing provided for in Section 9.5 to be adjourned except upon consent of all parties involved in the applicable dispute or upon an extraordinary showing of cause demonstrating that such adjournment is necessary to permit discovery essential to a party to the proceeding. Depositions, interrogatories or other forms of discovery (other than the document production set forth above) shall not occur except by consent of the parties involved in the applicable dispute. Disputes concerning the scope of document production and enforcement of the document production requests will be determined by written agreement of the parties involved in the applicable dispute or, failing such agreement, will be referred to the arbitrator for resolution. All discovery requests will be subject to the proprietary rights and rights of privilege of the parties, and the arbitrator will adopt procedures to protect such rights and to maintain the confidential treatment of the arbitration proceedings (except as may be required by law). Subject to the foregoing, the arbitrator shall have the power to issue subpoenas to compel the production of documents relevant to the dispute, controversy or claim.

     (b) The arbitrator shall have full power and authority to determine issues of arbitrability but shall otherwise be limited to interpreting or construing the applicable provisions of this Agreement or any Ancillary Agreement, and will have no authority or power to limit, expand, alter, amend, modify, revoke or suspend any condition or provision of this Agreement or any Ancillary Agreement; it being understood, however, that the arbitrator will have full authority to implement the provisions of this Agreement or any Ancillary Agreement, and to fashion appropriate remedies for breaches of this Agreement (including interim or permanent injunctive relief); provided that the arbitrator shall not have (i) any authority in excess of the authority a court having jurisdiction over the parties and the controversy or dispute would have absent these arbitration provisions or (ii) any right or power to award punitive or treble damages. It is the intention of the parties that in rendering a decision the arbitrator give effect to the applicable provisions of this Agreement and the Ancillary Agreements and follow applicable law (it being understood and agreed that this sentence shall not give rise to a right of judicial review of the arbitrator's award).

     (c) If a party fails or refuses to appear at and participate in an arbitration hearing after due notice, the arbitrator may hear and determine the controversy upon evidence produced by the appearing party.

     (d) Arbitration costs will be borne equally by each party involved in the matter, except that each party will be responsible for its own attorney's fees and other costs and expenses, including the costs of witnesses selected by such party.

     9.7. CERTAIN ADDITIONAL MATTERS. (a) Any arbitration award shall be a bare award limited to a holding for or against a party and shall be without findings as to facts, issues or conclusions of law (including with respect to any matters relating to the validity or infringement of patents or patent applications) and shall be without a statement of the reasoning on which the award rests, but must be in adequate form so that a judgment of a court may be entered thereupon. Judgment upon any arbitration award hereunder may be entered in any court having jurisdiction thereof.

     (b)  Prior to the time at which an arbitrator is appointed pursuant to
          Section 9.4, any party may seek one or more temporary restraining orders in a court of competent jurisdiction if necessary in order to preserve and protect the status quo. Neither the request for, or grant or denial of, any such temporary restraining order shall be deemed a waiver of the obligation to arbitrate as set forth herein and the arbitrator may dissolve, continue or modify any such order. Any such temporary restraining order shall remain in effect until the first to occur of the expiration of the order in accordance with its terms or the dissolution thereof by the arbitrator.

     (c) Except as required by law, the parties shall hold, and shall cause their respective officers, directors, employees, agents and other representatives to hold, the existence, content and result of mediation or arbitration in confidence in accordance with the provisions of Article VIII and except as may be required in order to enforce any award. Each of the parties shall request that any mediator or arbitrator comply with such confidentiality requirement.

     (d) In the event that at any time the sole arbitrator shall fail to serve as an arbitrator for any reason, the parties shall select a new arbitrator who shall be disinterested as to the parties and the matter in accordance with the procedures set forth herein for the selection of the initial arbitrator. The extent, if any, to which testimony previously given shall be repeated or as to which the replacement arbitrator elects to rely on the stenographic record (if there is one) of such testimony shall be determined by the replacement arbitrator.

     9.8. LIMITED COURT ACTIONS. (a) Notwithstanding anything herein to the contrary, in the event that any party reasonably determines the amount in controversy in any dispute, controversy or claim (or any series of related disputes, controversies or claims) under this Agreement or any Ancillary Agreement is, or is reasonably likely to be, in excess of $100 million and if such party desires to commence an Action in lieu of complying with the arbitration provisions of this Article, such party shall so state in its Arbitration Demand Notice. If the other parties to the arbitration do not agree that the amount in controversy in such dispute, controversy or claim (or such series of related disputes, controversies or claims) is, or is reasonably likely to be, in excess of $100 million, the arbitrator selected pursuant to Section
9.4 hereof shall decide whether the amount in controversy in such dispute, controversy or claim (or such series of related disputes, controversies or claims) is, or is reasonably likely to be, in excess of $100 million. The arbitrator shall set a date that is no later than ten days after the date of his or her appointment for submissions by the parties with respect to such issue. There shall not be any discovery in connection with such issue. The arbitrator shall render his or her decision on such issue within five days of such date so set by the arbitrator. In the event that the arbitrator determines that the amount in controversy in such dispute, controversy or claim (or such series of related disputes, controversies or claims) is or is reasonably likely to be in excess of $100 million, the provisions of Sections 9.4(d) and (e), 9.5, 9.6, 9.7 and 9.10 hereof shall not apply and on or before (but, except as expressly set forth in Section 9.8(b), not after) the tenth business day after the date of such decision, any party to the arbitration may elect, in lieu of arbitration, to commence an Action with respect to such dispute, controversy or claim (or such series of related disputes, controversies or claims) in any court of competent jurisdiction. If the arbitrator does not so determine, the provisions of this Article (including with respect to time periods) shall apply as if no determinations were sought or made pursuant to this Section 9.8(a).

     (b) In the event that an arbitration award in excess of $100 million is issued in any arbitration proceeding commenced hereunder, any party may, within 60 days after the date of such award, submit the dispute, controversy or claim (or series of related disputes, controversies or claims) giving rise thereto to a court of competent jurisdiction, regardless of whether such party or any other party sought to commence an Action in lieu of proceeding with arbitration in accordance with
          Section 9.8(a). In such event, the applicable court may elect to rely on the record developed in the arbitration or, if it determines that it would be advisable in connection with the matter, allow the parties to seek additional discovery or to present additional evidence. Each party shall be entitled to present arguments to the court with respect to whether any such additional discovery or evidence shall be permitted and with respect to all other matters relating to the applicable dispute, controversy or claim (or series of related disputes, controversies or claims).

     9.9. CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article IX with respect to all matters not subject to such dispute, controversy or claim.

     9.10. LAW GOVERNING ARBITRATION PROCEDURES. The interpretation of the provisions of this Article IX, only insofar as they relate to the agreement to arbitrate and any procedures pursuant thereto, shall be governed by the

Arbitration Act and other applicable federal law. In all other respects, the interpretation of this Agreement shall be governed as set forth in Section 12.2.

                                   ARTICLE X
                  FURTHER ASSURANCES AND ADDITIONAL COVENANTS

     10.1. FURTHER ASSURANCES. (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its reasonable best efforts, prior to, on and after the Closing Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

     (b) Without limiting the foregoing, prior to, on and after the Closing Date, each party hereto shall cooperate with the other parties, and without any further consideration, but at the expense of the requesting party, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any Consents or Governmental Approvals), and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transfers of the Lucent Assets and the assignment and assumption of the Lucent Liabilities and the other transactions contemplated hereby and thereby. Without limiting the foregoing, each party will, at the reasonable request, cost and expense of any other party, take such other actions as may be reasonably necessary to vest in such other party good and marketable title, free and clear of any Security Interest, if and to the extent it is practicable to do so.

     (c) On or prior to the Closing Date, AT&T, Lucent and NCR in their respective capacities as direct and indirect stockholders of their respective Subsidiaries, shall each ratify any actions which are reasonably necessary or desirable to be taken by AT&T, Lucent, NCR or any other Subsidiary of AT&T, as the case may be, to effectuate the transactions contemplated by this Agreement. On or prior to the Closing Date, AT&T and Lucent shall take all actions as may be necessary to approve the stock-based employee benefit plans of Lucent in order to satisfy the requirement of Rule 16b-3 under the Exchange Act and Section 162(m) of the Code.

     (d) The parties hereto agree to take any reasonable actions necessary in order for the Distribution to qualify as a tax-free distribution pursuant to Section 355 of the Code.

     (e) AT&T, Lucent and NCR, and each of the members of their respective Groups, waive (and agree not to assert against any of the others) any claim or demand that any of them may have against any of the others for any Liabilities or other claims relating to or arising out of: (i) the failure of Lucent or any member of the Lucent Group, on the one hand, or of AT&T, NCR or any member of the AT&T Services Group or the

          NCR Group, on the other hand, to provide any notification or disclosure required under any state Environmental Law in connection with the Separation or the other transactions contemplated by this Agreement, including the transfer by any member of any Group to any member of any other Group of ownership or operational control of any Assets not previously owned or operated by such transferee; or (ii) any inadequate, incorrect or incomplete notification or disclosure under any such state Environmental Law by the applicable transferor. To the extent any Liability to any Governmental Authority or any third Person arises out of any action or inaction described in clause (i) or
          (ii) above, the transferee of the applicable Asset hereby assumes and agrees to pay any such Liability.

     (f) Prior to the Closing Date, if one or more of the parties identifies any commercial or other service that is needed to assure a smooth and orderly transition of the businesses in connection with the consummation of the transactions contemplated hereby, and that is not otherwise governed by the provisions of this Agreement or any Ancillary Agreement, the parties will cooperate in determining whether there is a mutually acceptable arm's-length basis on which one or more of the other parties will provide such service.

     10.2. QUALIFICATION AS TAX-FREE DISTRIBUTION. After the Closing Date, none of AT&T, Lucent or NCR shall take, or permit any member of its respective Group to take, any action which could reasonably be expected to prevent the Distribution from qualifying as a tax-free distribution within the meaning of
Section 355 of the Code or any other transaction contemplated by this Agreement or any Ancillary Agreement which is intended by the parties to be tax-free from failing so to qualify. Without limiting the foregoing, after the Closing Date and on or prior to the Distribution Date, Lucent shall not issue or grant, and shall not permit any member of the Lucent Group to issue or grant, directly or indirectly, any shares of Lucent Common Stock or any rights, warrants, options or other securities to purchase or acquire (whether upon conversion, exchange or otherwise) any shares of Lucent Common Stock (whether or not then exercisable, convertible or exchangeable).

                                   ARTICLE XI
                                  TERMINATION

     11.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Distribution Date by the mutual consent of AT&T, Lucent and NCR.

     11.2. OTHER TERMINATION. This Agreement may be terminated by AT&T at any time prior to the Closing Date. The obligations of the parties under Article IV (including the obligation to pursue or effect the Distribution) may be terminated by AT&T if the Distribution Date shall not have occurred on or prior to December 31, 1997.

     11.3. EFFECT OF TERMINATION. (a) In the event of any termination of this Agreement prior to the Closing Date, no party to this Agreement (or any of its directors or officers) shall have any Liability or further obligation to any other party.

     (b) In the event of any termination of this Agreement on or after the Closing Date, only the provisions of Article IV will terminate and the other provisions of this Agreement and each Ancillary Agreement shall remain in full force and effect.

                                  ARTICLE XII
                                 MISCELLANEOUS

     12.1. COUNTERPARTS; ENTIRE AGREEMENT; CORPORATE POWER. (a) This
Agreement
and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     (b) This Agreement, and the Ancillary Agreements and the Exhibits, Schedules and Appendices hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

     (c) AT&T represents on behalf of itself and each other member of the AT&T Services Group, Lucent represents on behalf of itself and each other member of the Lucent Group and NCR represents on behalf of itself and each other member of the NCR Group as follows:

        (i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform each of this Agreement and each other Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby; and

        (ii) this Agreement and each Ancillary Agreement to which it is a party has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

     (d) Each party hereto acknowledges that it and each other party hereto is executing certain of the Ancillary Agreements by facsimile, stamp or mechanical signature. Each party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such party to the same extent as if it were signed manually and agrees that at the reasonable request of any other party hereto at any time it will as promptly as reasonably practicable cause each such Ancillary Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

     (e) Notwithstanding any provision of this Agreement or any Ancillary Agreement, neither AT&T, Lucent nor NCR shall be required to take or omit to take any act that would violate its fiduciary duties to any minority stockholders of AT&T Capital Corporation or any other non-wholly owned Subsidiary of AT&T, Lucent or NCR, as the case may be (it being understood that directors' qualifying shares or similar interests will be disregarded for purposes of determining whether a Subsidiary is wholly owned).

     12.2. GOVERNING LAW. Except as set forth in Section 9.10, this Agreement and, unless expressly provided therein, each Ancillary Agreement, shall be governed by and construed and interpreted in accordance with the laws of the State of New York (other than as to its laws of arbitration which shall be governed under the Arbitration Act or other applicable federal law pursuant to
Section 9.10), irrespective of the choice of laws principles of the State of New

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York, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

     12.3. ASSIGNABILITY. (a) Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto, respectively, and their respective successors and assigns; provided, however, that no party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement or any Ancillary Agreement without the express prior written consent of the other parties hereto or thereto.

     (b) Lucent agrees and acknowledges on behalf of itself and each other member of the Lucent Group that (i) AT&T and NCR may enter into a separation and distribution agreement and other agreements and instruments in connection with the NCR Distribution or otherwise providing for certain arrangements between AT&T and NCR and that no consent of any member of the Lucent Group will be required in connection therewith, (ii) certain transfers of Assets and Liabilities may occur after the date hereof between members of the AT&T Services Group and the NCR Group and that no consent of any member of the Lucent Group will be required in connection therewith, (iii) AT&T shall have no obligation to proceed with the NCR Distribution, and (iv) except as set forth below, all of the rights and obligations of the NCR Group shall continue regardless of whether NCR is an Affiliate of AT&T. Lucent agrees that if any technical or other nonmaterial amendments to this Agreement or any Ancillary Agreement are advisable in connection with the NCR Distribution or the separation of the NCR Business from the AT&T Services Business, Lucent will reasonably cooperate with AT&T and NCR in connection therewith for no additional consideration. Without limiting the foregoing, effective immediately on notice to Lucent, without any further action required by any member of the Lucent Group, AT&T may assume any Asset or Liability of any member of the NCR Group hereunder or under any Ancillary Agreement (and any rights of any member of the NCR Group in connection therewith) and all members of the NCR Group shall thereupon automatically be released therefrom.

     12.4. THIRD PARTY BENEFICIARIES. Except for the indemnification rights under this Agreement of any AT&T Indemnitee, Lucent Indemnitee or NCR Indemnitee in their respective capacities as such, (a) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder, and (b) there are no third party beneficiaries of this Agreement or any Ancillary Agreement and neither this Agreement nor any Ancillary Agreement shall provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement. No party hereto shall have any right, remedy or claim with respect to any provision of this Agreement or any Ancillary Agreement to the extent such provision relates solely to the other two parties hereto or the members of such other two parties' respective Groups.

     12.5. NOTICES. All notices or other communications under this Agreement or any Ancillary Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

     If to AT&T, to:    AT&T Corp.
                        131 Morristown Road
                        Basking Ridge, NJ 07920
                        Attn: Vice President-Law and
                        Corporate Secretary

     If to Lucent, to:  Lucent Technologies Inc.
                        600 Mountain Avenue
                        Murray Hill, New Jersey 07974
                        Attn: General Counsel

     If to NCR, to:     NCR Corporation
                        1700 S. Patterson Blvd.
                        Dayton, Ohio 45479
                        Attn: Chief Financial Officer

     with a copy to:    NCR Corporation
                        1700 S. Patterson Blvd.

                        DAYTON, OHIO 45479
                        ATTN: GENERAL COUNSEL

     Any party may, by notice to the other party, change the address to which such notices are to be given.

     12.6. SEVERABILITY. If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

     12.7. FORCE MAJEURE. No party shall be deemed in default of this Agreement or any Ancillary Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement or any Ancillary Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

     12.8. PUBLICITY. Prior to the Distribution, each of Lucent, NCR and AT&T shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the IPO, the Distribution or any of the other transactions contemplated hereby and prior to making any filings with any Governmental Authority with respect thereto.

     12.9. EXPENSES. Except as expressly set forth in this Agreement (including
Section 3.1(h) hereof) or in any Ancillary Agreement, whether or not the IPO or the Distribution is consummated, all third party fees, costs and expenses paid or incurred in connection with the Distribution will be paid by AT&T.

     12.10. HEADINGS. The article, section and paragraph headings contained in

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this Agreement and in the Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

     12.11. SURVIVAL OF COVENANTS. Except as expressly set forth in any Ancillary Agreement, the covenants, representations and warranties contained in this Agreement and each Ancillary Agreement, and liability for the breach of any obligations contained herein, shall survive each of the Separation, the IPO and the Distribution and shall remain in full force and effect regardless of whether AT&T shall consummate, delay, modify or abandon the NCR Distribution.

     12.12. WAIVERS OF DEFAULT. Waiver by any party of any default by the other party of any provision of this Agreement or any Ancillary Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

     12.13. SPECIFIC PERFORMANCE. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any Ancillary Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement or such Ancillary Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

     12.14. AMENDMENTS. (a) No provisions of this Agreement or any Ancillary Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification. Without limiting the foregoing, the parties agree that any waiver, amendment, supplement or modification of this Agreement or any Ancillary Agreement that solely relates to and affects only two of the three parties hereto shall not require the consent of the third party hereto.

     (b) Without limiting the foregoing, the parties anticipate that, prior to the Closing Date, some or all of the Schedules to this Agreement may be amended or supplemented and, in such event, such amended or supplemented Schedules shall be attached hereto in lieu of the original Schedules.

     12.15. INTERPRETATION. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement (or the applicable Ancillary Agreement) as a whole (including all of the Schedules, Exhibits and Appendices hereto and thereto) and not to any particular provision of this Agreement (or such Ancillary Agreement). Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement (or the applicable Ancillary Agreement) unless otherwise specified. The word "including" and words of similar import when used in this Agreement (or the applicable

Ancillary Agreement) shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive. For all purposes of this Agreement, "allocated costs of in-house counsel and other personnel" shall be determined in accordance with the principles set forth in Schedule 12.15.

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

     IN WITNESS WHEREOF, the parties have caused this Separation and Distribution Agreement to be executed by their duly authorized representatives.

                                         AT&T CORP.


                                         By: /s/
                                             --------------------------
                                         Name:
                                         Title:


                                         LUCENT TECHNOLOGIES INC.


                                         By: /s/
                                             --------------------------
                                         Name:
                                         Title:


                                         NCR CORPORATION



                                         By: /s/
                                             --------------------------
                                         Name:
                                         Title:

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